UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Superior Energy Services, Inc.
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Superior
ENERGY SERVICES

2019

Proxy Statement

SPN

2019 Proxy Statement

April 26, 2019

Dear Stockholders:

On behalf of our Board of Directors (Board) and the senior management team, we want to thank you for your ongoing support of Superior Energy Services, Inc. (Company).

In conducting our business, we are guided by the five core values set forth in Our Shared Core Values at Work (Core Values)—integrity, fairness, safety, fair play and citizenship. We apply these values in providing our services and products, maintaining our relationships and demonstrating our corporate responsibility in the communities where we live and work. Our Core Values guide our culture, provide a framework for consistent decision-making and help sustain our business. We are committed to a values-driven culture and accountable leadership to keep our people, equipment and environment safe.

Financial Performance

While activity levels increased during the first nine months of 2018, the significant decline in oil prices and reduced spending by our customers during the fourth quarter proved that the market remains turbulent. In 2018, our revenue increased approximately 14% while earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 95% over 2017 levels. Our execution was aided by improvements to our cost structure implemented during 2015 and 2016 and our focus on managing our liquidity and working capital.

Record Safety Performance

We believe our culture of safety and protection of the environment are crucial elements to our long-term sustainability. We live safe, work safe and protect the environment. There is no better indication of how ingrained our Core Values are in our culture than how we manage the inherent risks of oilfield operations. In 2018, we achieved a record breaking year in safety performance. Even as our activity increased significantly over 2017, we achieved a 28% improvement in our total recordable incident rate (TRIR), a 44% improvement in our lost time injury rate (LTIR) and a 59% improvement in our motor vehicle incident rate (MVIR).

Board Appreciation

We would like to express our deep appreciation to Mr. Harold Bouillion, who will be retiring at our upcoming annual meeting of stockholders (Annual Meeting). Mr. Bouillion has served with dedication and distinction as a member of our Board since 2006. Mr. Bouillion’s outstanding service and commitment has resulted in long-lasting contributions to the Company. He led our Audit Committee as chairman from 2015 to the present and provided invaluable guidance as chairman of our Compensation Committee from 2008 to 2015. We wish Mr. Bouillion the very best in his retirement. He will be greatly missed.

Looking Ahead

Looking ahead, we are committed to applying our Core Values in conducting our business and ensuring worker safety, environmental stewardship and corporate responsibility in the communities where we live and work.

Annual Meeting

It is our pleasure to invite you to our Annual Meeting on Thursday, June 6, 2019 at 9:00 a.m., Central Time, at our headquarters located at 1001 Louisiana Street, Houston, Texas 77002. Your vote is important to us. We encourage you to participate and show your support by casting your vote “For” Proposals 1, 2 and 3 by one of the methods specified in the proxy statement.

Sincerely,

Terry E. Hall Founder & Chairman of the Board	David D. Dunlap Chief Executive Officer & President

2019 SPN Proxy Statement

2019 SPN Proxy Statement

Notice of 2019 Annual Meeting of Stockholders

Your opinion is very important. Please vote on the matters described in the accompanying proxy statement as soon as possible, even if you plan to attend the 2019 Annual Meeting. You can find voting instructions below and on page 62.

2019 ANNUAL MEETING OF STOCKHOLDERS
Time and Date:	Thursday, June 6, 2019 at 9:00 a.m. (Central Time)
Place:	1001 Louisiana Street, Houston, Texas 77002
Record Date:	April 8, 2019

VOTING:

Stockholders as of the record date may vote on or before June 5, 2019 by 11:59 p.m. (Central Time) by mail, internet or the telephone or at 9:00 a.m. (Central Time) in person at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to cast your vote and submit your proxy in advance of the Annual Meeting by one of the methods below. Make sure to have your proxy card or voting instruction card (VIC) in hand:

At the Annual Meeting, stockholders will be asked to:

1. Elect the seven director nominees named in this proxy statement (see page 1).	2. Approve the compensation of our named executive officers on an advisory basis (see page 18).	3. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2019 (see page 54).

By completing, signing and dating your proxy card or VIC in the envelope provided	By the internet at www.voteproxy.com	By telephone at 1-800- PROXIES (1-800-776-9437) in the U.S. or 1-718-921-8500 outside the U.S.	In person by completing, signing and dating a ballot at the Annual Meeting

Submitting your proxy now will not prevent you from voting your shares in person at the Annual Meeting, as your proxy is revocable at your option.

On behalf of our Board of Directors, I thank you for exercising your right to vote your shares.

William B. Masters

Secretary

Houston, Texas

April 26, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING TO BE HELD ON JUNE 6, 2019

This proxy statement (including this Notice of 2019 Annual Meeting of Stockholders) and our 2018 Annual Report on Form 10-K (2018 Annual Report) are available without cost at https://materials.proxyvote.com/868157

2019 SPN Proxy Statement	i

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider. We encourage you to read the entire proxy statement before voting.

MEETING AGENDA AND VOTING RECOMMENDATIONS

	Proposal	Board Vote Recommendation	Page
1	Elect the seven director nominees named in this proxy statement	FOR each nominee	1

2	Approve the compensation of our named executive officers on an advisory basis	FOR	18

3	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2019	FOR	54

PROPOSAL 1 HIGHLIGHTS

Director Nominees

Our director nominees represent a strong team of current and former chief executive officers (CEOs) and senior executives with invaluable industry experience. We believe their background, skills and experience give us the right blend of in-depth legacy and strategic knowledge of our Company, as well as broader perspectives on the wider industry and market.

Name	Age	Director Since	Principal Occupation	Independent	Board Committees

David D. Dunlap	57	2010	CEO & President	X	Not Applicable
James M. Funk	69	2005	President J.M. Funk & Associates	✓ Lead Director	• Compensation • Corporate Governance

Terence E. Hall	73	1995	Founder & Chairman of the Board	X	Not Applicable

Peter D. Kinnear	72	2011	Former Chairman, CEO & President FMC Technologies, Inc.	✓	• Audit • Corporate Governance (Chair)
Janiece M. Longoria	66	2015	Former Chairman Port of Houston Authority	✓	• Audit • Corporate Governance

Michael M. McShane	64	2012	Advisor Advent International	✓	• Audit (Chair) • Compensation
W. Matt Ralls	69	2012	Former Chairman, CEO & President Rowan Companies plc	✓	• Compensation (Chair) • Corporate Governance

ii	2019 SPN Proxy Statement

PROXY SUMMARY

We are committed to ensuring that our Board represents the right balance of experience, tenure, independence, age and diversity.

Board Refreshment 1 New Director 3 Retirements In the Last Five Years

2019 SPN Proxy Statement	iii

PROXY SUMMARY

PROPOSAL 2 HIGHLIGHTS

Executive Compensation

Pay Outcomes Aligned with Performance:  Consistent with our pay for performance philosophy and our effective program design, our executive compensation is aligned with Company performance, with 88% of the compensation we deliver to our CEO and 80% of the compensation we deliver to our other named executive officers (NEOs) being variable and at-risk based on our performance.

The Company has a demonstrated history of rigorous goal setting. In 2018, the real pay of our CEO was 43% below his target compensation and aligned with our financial and operational performance, including our stock price performance.

In late 2017, we decided to maintain the 15% reduction in our then current NEOs’ base salaries, which was implemented in 2016. This also had the effect of proportionately reducing the grant value of our NEOs’ annual and long-term incentives (LTI).

In late 2018, as part of our stockholder engagement program, we solicited feedback on our executive compensation program from our top 50 stockholders holding approximately 89% of the Company’s outstanding shares. Overall, we received supportive feedback on our executive compensation program. However, there was a concern expressed by one significant stockholder regarding the single trigger change of control provisions included in our executive LTI grants. In response, beginning in 2019, we included double trigger change of control provisions in all executive awards, requiring actual or constructive termination and a change of control before acceleration of equity vesting.

PROPOSAL 3 HIGHLIGHTS

Ratification of Independent Public Accounting Firm Appointment

Taking a number of factors into consideration, including past performance, expertise and industry knowledge, the Audit Committee has selected KPMG LLP (KPMG) as our independent auditor for the fiscal year ending December 31, 2019, which we submit to our stockholders for ratification. KPMG has audited the Company’s financial statements since 1995.

2018 PERFORMANCE HIGHLIGHTS

Although our 2018 financial and operating results were overshadowed by the significant drop in oil and gas prices, which led to lower customer activity during the fourth quarter, our disciplined approach in managing safety, quality and costs throughout the year resulted in the following:

➢	Achieved 14% revenue growth to $2.1 billion and 95% EBIDTA growth to $350.9 million from 2017 levels;

➢	Generated a 71% increase in net cash provided by operating activities to $165.1 million from 2017 levels;

➢	Strong year-end liquidity of $355.4 million, including $158.1 million of cash, after making $221.4 million of capital expenditures;

➢	Reduced general and administrative (G&A) expenses by an additional 2%, representing an overall reduction of approximately 55% since 2014; and

➢	Achieved record safety performance with a 28% TRIR improvement, a 44% LTIR improvement and a 59% MVIR improvement.

iv	2019 SPN Proxy Statement

CORPORATE SUSTAINABILITY

ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRINCIPLES OF OUR CORE VALUES

We recognize that environmental, social and governance (ESG) principles are at the forefront of our stockholders’ minds because they can provide insight into corporate behavior, long-term performance and sustainability. We communicate ESG principles through the lens of our governing principles, our Core Values. Our Core Values guide our activities and provide a framework for consistent decision-making to help improve our operational performance and achieve corporate sustainability.

INTEGRITY

We conduct ourselves and our business affairs with honesty and integrity, and do not tolerate illegal or fraudulent activities.

We believe ethical behavior is inseparable from integrity and good judgment. While ethical behavior requires full compliance with all laws and regulations, compliance with the law is the minimum standard. We believe that pressure or demands due to business conditions are never an excuse for operating outside of the law or behaving inconsistently with our Core Values. It is each employee’s responsibility to preserve our integrity and all wrongdoing is expected to be reported. The ability to freely report wrongdoing without the fear of retaliation is central to developing a sustainable culture of honesty and integrity.

2019 SPN Proxy Statement	v

CORPORATE SUSTAINABILITY

RESPECT

We treat our employees with fairness, dignity and respect and do not tolerate any forms of discrimination.

We attract employees with a wide variety of backgrounds, skills and cultures. Combining a wealth of talent and resources creates a diverse and dynamic work environment. We are an equal opportunity employer that hires, places, promotes and makes other employment status changes without regard to race, age, gender, sexual orientation, national origin, religion, disability or veteran status. We are committed to selecting and employing the best and most qualified person available for each job opening without discrimination of any kind. We also do not tolerate harassment of any kind. We believe our employees are key to the growth, success and sustainability of our Company. As a result, we are committed to providing a safe work environment where our employees are treated with dignity and respect.

SAFETY

We protect the safety and health of ourselves, our fellow employees and everyone that we work with and stop unsafe actions.

Our focus on the health and safety of our employees and others is more than a priority, it is our greatest responsibility. Our safety core value governs our behavior and is the foundation of our safety program, Target Zero. Target Zero is our systematic approach to managing health, safety and the environment and provides tools and resources that enable us to identify, prepare for and manage inherent risks in our business. To ensure successful governance of our safety program, we require transparency, visible leadership and accountability from the top down. We achieve transparency by measuring key safety performance indicators and report the results on scorecards. Our executives demonstrate leadership by setting clear policies and expectations and attending Target Zero evaluations onsite with operational teams. We institutionalize accountability by holding our leadership responsible for scorecard results. To stress the importance of safety and increase visibility, our Board routinely reviews scorecard results throughout the year. In addition, employees at every level of our organization receive safety training and are empowered with Stop Work Authority to prevent harm to themselves or others. We believe that transparency, visible leadership, training and accountability promote a culture of safety and ultimately improves our operational and financial performance. For additional information regarding our safety program, visit https://superiorenergy.com/about/hseq/.

FAIR PLAY

We deal fairly with customers, suppliers and other business relationships and always act in the best interests of the Company.

We are fair and honest with our customers, suppliers, business partners and others. We believe this responsibility is vital to the success and sustainability of our business. We also work with our customers and suppliers to protect our confidential information from cybersecurity risks and intellectual property from infringement to maintain the competitive advantage and sustainability of our business.

CITIZENSHIP

We conduct ourselves as good citizens in the communities where we operate, and we respect the environment.

We endeavor to be a good corporate citizen and respect the communities and environment where we live and operate. Our goal is to live safe, work safe and protect the environment. We are committed to working with our customers, business partners and suppliers to strengthen environmental stewardship and sustainability by minimizing our environmental impact. Although we are not large generators of waste or greenhouse gas emissions, we identify environmental hazards and conduct risk assessments at our facilities to reduce potential environmental impact to the community. We implement pollution and spill prevention monitoring, waste

vi	2019 SPN Proxy Statement

CORPORATE SUSTAINABILITY

management and recycling when practical. In addition, we comply with all applicable environmental and regulatory laws and meet environmental specifications set by our customers to help them achieve their environmental objectives. In terms of social responsibility, we observe laws that pertain to freedom of association, privacy, recognition of the right to engage in collective bargaining, the prohibition of forced, compulsory and child labor. We also do not make political contributions on behalf of our Company, use our resources or facilities to support any political candidate or party or engage in any lobbying activity, unless specifically permitted by law and approved in advance by our CEO. In 2018, we made no political contributions.

2019 SPN Proxy Statement	vii

STOCKHOLDER ENGAGEMENT

We value the opinions of our stockholders and maintain an ongoing dialogue by engaging in communications with our stockholders multiple times a year. Our annual engagement cycle now consists of stockholder communications in both the spring and fall each year. Upon receiving feedback, we consider changes and communicate our efforts as outlined below:

Engage Stockholders Receive Feedback Consider Change Report Action Engage and communicate with top 50 stockholders in the spring and fall each year Arrange calls with interested stockholders Continue to communicate and follow-up as necessary throughout the year During spring engagement, offer additional opportunity to address proxy statement and other questions or matters During fall engagement, provide Company updates, discuss voting results and receive feedback on governance and executive compensation practices Assess stockholders' feedback Consider changes to corporate governance and executive compensation programs when appropriate Report actions in the proxy statement Discuss efforts during spring and fall engagements

viii	2019 SPN Proxy Statement

STOCKHOLDER ENGAGEMENT

Results of Stockholder Engagement

In the spring and fall of 2018, we invited our top 50 stockholders, owning approximately 89% of our outstanding shares of common stock, to discuss our compensation philosophy and executive compensation and to raise any concerns. During our spring engagement, stockholders owning 36% of our outstanding shares of common stock responded to our engagements efforts and stockholders owning 34% of our outstanding shares of common stock responded during our fall engagement. Of those who responded, a number of stockholders indicated that they did not have any concerns and did not require further discussion, while a small number of stockholders requested further dialogue. Overall, our stockholders were pleased with our proactive engagement and were generally supportive of our executive compensation program. They acknowledged the cyclical nature of our industry and recognized the challenge of aligning executive pay and performance in an unstable market. During our discussions, our stockholders provided the following feedback and we responded by taking action:

Feedback	Action
• Concern with single trigger change of control provisions of executive LTI grants

Beginning in 2019, we modified our executive LTI grants to include double trigger change of control provisions, requiring actual or constructive termination and a change of control before acceleration of equity vesting.

• Concern with director overboarding

We had one director serving on five public boards. The director retired from one public board. We also updated our Corporate Governance Principles to provide that a director should not serve on the board of more than four public companies.

• Request for additional ESG and sustainability disclosures

We increased our communication related to ESG and sustainability, including in the “Corporate Sustainability” section of this proxy statement and in other public disclosures, filings and presentations. In addition, ESG and sustainability issues will be presented to our Board at each regular scheduled meeting.

2019 SPN Proxy Statement	ix

ELECTION OF DIRECTORS (PROPOSAL 1)

On March 28, 2019, our Nominating and Corporate Governance Committee (the Corporate Governance Committee) recognized that, after serving with dedication and distinction as a member of our Board since 2006, Mr. Harold J. Bouillion will retire at the upcoming Annual Meeting in accordance with our retirement policy for directors. As part of our ongoing commitment to ensure that our Board is comprised of diverse perspectives and experiences, the Corporate Governance Committee continues to search for a qualified candidate to enhance the skills and diversity of the Board to replace Mr. Bouillon. Until then, our Board determined to reduce the size of our Board to seven directors and recommends electing the remaining current directors to serve another one-year term.

Skills and Experience of Director Nominees

The skills and experience outlined below illustrate the breadth of background, industry knowledge and expertise of our director nominees.

1

ELECTION OF DIRECTORS (PROPOSAL 1)

The biographies that follow briefly describe each nominated director’s age, tenure, business experience and current director positions with other public companies. Each of the director nominees advised us that he or she will serve on our Board if elected.

Our Board unanimously recommends that stockholders vote FOR each of the seven director nominees named in Proposal 1.

2

ELECTION OF DIRECTORS (PROPOSAL 1)

David D. Dunlap
Chief Executive Officer & President of Superior Energy Services, Inc.
Director Since 2010	Age at Annual Meeting 57	Superior Committees N/A

Executive Experience:

Mr. Dunlap has served as our CEO since 2010 and President since 2011. From 2007 until he joined the Company in 2010, Mr. Dunlap served as Executive Vice President — Chief Operating Officer of BJ Services Company (BJ Services), a renowned well services provider. He joined BJ Services in 1984 as a District Engineer. Prior to 1995, he served as Vice President — Sales for the Coastal Division of North America and U.S. Sales and Marketing Manager for BJ Services. Prior to being promoted to Executive Vice President — Chief Operating Officer, Mr. Dunlap held the position of Vice President — International Division from 1995 to 2007. Mr. Dunlap currently serves as director and trustee on the boards of numerous non-profit organizations.

Skills and Qualifications:

For more than 30 years, Mr. Dunlap has worked and held leadership positions in the oil and gas industry. Under his direction, BJ Services significantly expanded internationally and successfully transformed into a global leader in multiple well service product lines, demonstrating his exceptional leadership abilities in developing and executing a global business strategy. Mr. Dunlap’s extensive domestic and international industry knowledge, strategic planning, global expansion insight and expertise make him a valuable member of our Board and uniquely position him to assist our Board in the successful implementation of our business strategy.

James M. Funk
President of J.M. Funk & Associates
Independent	Age at Annual Meeting	Superior Committees
Director Since 2005	67

Executive Experience:

Dr. Funk is currently the President of J.M. Funk & Associates, an oil and gas business consulting firm, and has more than 40 years of experience in the energy industry. Dr. Funk served as Senior Vice President of Equitable Resources (now EQT Corporation) and President of Equitable Production Co. from June 2000 to 2003. He worked for 23 years with Shell Oil Company and its affiliates and is a Certified Petroleum Geologist.

Skills and Qualifications:

Dr. Funk’s extensive experience in the energy industry in similar areas as our operations, along with his strong technical expertise, industry knowledge and understanding of environmental and sustainability concerns, give him a unique understanding of our business and the challenges and strategic opportunities we face. His senior executive leadership in the energy industry qualifies him to serve as our Lead Director and provides the Compensation Committee and Corporate Governance Committee with substantial personnel management experience. In addition, his extensive public board experience adds valuable perspective and positions him well to address issues faced at the Board level.

Other Current Public Boards:

Range Resources Corporation (2008-Present)

3

ELECTION OF DIRECTORS (PROPOSAL 1)

Terence E. Hall
Founder & Chairman of the Board of Superior Energy Services, Inc.
Director Since 1995	Age at Annual Meeting 73	Superior Committees N/A

Executive Experience:

Mr. Hall has served as the Chairman of our Board since 1995. Mr. Hall is the founder of the Company and served as CEO of the Company and its predecessors from 1980 until 2010.

Skills and Qualifications:

As founder and former CEO of the Company, Mr. Hall led the Company through tremendous growth through all industry cycles. His detailed knowledge of every aspect of our business, financial expertise, legal background, risk management experience and strategic vision are invaluable to the Board when making strategic decisions and capturing opportunities. Mr. Hall’s industry knowledge and first-hand knowledge of the Company enable him to guide our business strategy and successfully navigate challenges in the oil and gas industry.

Peter D. Kinnear
Former Chairman, CEO & President of FMC Technologies, Inc.
Independent	Age at Annual Meeting	Superior Committees
Director Since 2011	72

Executive Experience:

Mr. Kinnear held numerous management, operations and marketing roles with FMC Technologies, Inc. (FTI) and FMC Corporation from 1971 until his retirement in 2011. Mr. Kinnear served as FTI’s CEO from 2007 to 2011, Chairman of the Board from 2008 to 2011, President from 2006 to 2010 and Chief Operating Officer from 2006 to 2007.

Skills and Qualifications:

Mr. Kinnear’s experience as a former CEO and operational and marketing skills in the global energy industry bring extensive knowledge and leadership skills to our Board. His management and board experiences give him a thorough understanding of industry regulations, different cultural, political and public policy insight and knowledge of regulatory requirements related to international operations. Mr. Kinnear’s experiences make him highly qualified to serve on the Audit Committee and to act as chair of the Corporate Governance Committee.

4

ELECTION OF DIRECTORS (PROPOSAL 1)

Janiece M. Longoria
Former Chairman of Port of Houston Authority
Independent	Age at Annual Meeting	Superior Committees
Director Since

Executive Experience:

Ms. Longoria is the Former Chairman of the Port of Houston Authority. She currently serves as Vice Chairman of the University of Texas System Board of Regents, and on the board of directors of the Federal Reserve Bank of Dallas, Houston Branch. Formerly, Ms. Longoria practiced law as a securities and commercial litigator for 23 years at Ogden Gibson Broocks Longoria & Hall LLP, and previously at Andrews & Kurth LLP.

Skills and Qualifications:

Ms. Longoria’s legal experience, particularly with securities and regulatory matters, allows her to provide extensive guidance to our Board. She has received numerous honors and recognitions for her community and board service during her career, including the Sandra Day O’Connor Award for Board Excellence, as well as the Female Executive of the Year Award from the Houston Hispanic Chamber of Commerce. As a proponent of environmental and sustainability matters, she provides a unique perspective that enables the Company to achieve its operational goals while being environmentally responsible. Ms. Longoria brings a fresh perspective to our Board based on her diverse business, risk management, legal and regulatory experiences, which makes Ms. Longoria highly qualified to serve on our Audit Committee and Corporate Governance Committee.

Michael M. McShane
Advisor to Advent International
Independent	Age at Annual Meeting	Superior Committees
Director Since 2012	64

Executive Experience:

Mr. McShane serves as an Advisor to Advent International, a global private equity fund. Mr. McShane served as a director, President and CEO of Grant Prideco, Inc. from 2002 until the completion of its merger with National Oilwell Varco, Inc. in 2008, having also served as the chairman of its board from 2003 to 2008. Prior to joining Grant Prideco, Mr. McShane was Senior Vice President — Finance and Chief Financial Officer and a director of BJ Services from 1990 to 2002 and Vice President — Finance from 1987 to 1990 when BJ Services was a division of Baker Hughes Incorporated.

Skills and Qualifications:

Mr. McShane’s leadership experience as a former CEO and domestic and international oil and gas industry knowledge provide our Board an excellent strategic planning perspective. His extensive board experience and corporate governance understanding also greatly contribute to the Board’s risk management oversight. Mr. McShane’s strong finance and accounting background and management experience in the relevant industry also make him highly qualified to act as the chair of the Audit Committee and serve on the Compensation Committee.

Other Current Public Boards:

Forum Energy Technologies, Inc. (2010-Present)

NCS Multistage Holdings, Inc. (2012-Present, Chairman 2017- Present)

Oasis Petroleum, Inc. (2010-Present)

5

ELECTION OF DIRECTORS (PROPOSAL 1)

W. Matt Ralls
Former Chairman, CEO & President of Rowan Companies, plc
Independent	Age at Annual Meeting	Superior Committees
Director Since

Executive Experience:

Mr. Ralls previously served as Executive Chairman, CEO and President of Rowan Companies plc (Rowan) from 2014 to 2016, the CEO from 2009 until 2014, and President from 2009 to 2013. Mr. Ralls served as Executive Vice President and Chief Operating Officer of GlobalSantaFe Corporation from 2005 until the completion of the merger of GlobalSantaFe with Transocean, Inc. in 2007, prior to which he had served as Senior Vice President and Chief Financial Officer from 2001 to 2005.

Skills and Qualifications:

Mr. Ralls’ financial acumen, CEO and risk management experiences at global drilling companies enable our Board to strategically capture opportunities and adequately manage risks. Our Board benefits from his extensive leadership, financial expertise, broad board experience and industry knowledge, making him highly qualified to chair the Compensation Committee and to serve on the Corporate Governance Committee.

Other Current Public Boards:

Cabot Oil and Gas Corporation (2011-Present)

NCS Multistage Holdings, Inc. (2017-Present)

Pacific Drilling S.A. (Chairman 2018-Present)

6

CORPORATE GOVERNANCE

Our corporate policies are designed to ensure independent oversight, alignment with stockholder interests and long-term corporate sustainability. Key elements of our corporate governance practices are identified and discussed in greater detail below.

What We Do:

Independent Board. Our Board structure is designed to ensure independent oversight.

Independent Lead Director and Committee Chairs. The independence of the Lead Director and the committee chairs provide objective oversight. The Lead Director is elected annually by the Board. The Audit Committee, Compensation Committee and Corporate Governance Committee are 100% independent and are chaired by independent directors to provide objective oversight.

Separate CEO and Chairman Positions. The separate positions maximize management’s efficiency by allowing our CEO to focus on day-to-day operations while our Chairman can focus on leading the Board in its oversight responsibilities.

Directors Elected Annually. Each member of the Board is elected annually. If a director receives more “withhold” votes than “for” votes, the director is required to tender his or her resignation.

Broad Perspectives, Experience and Knowledge. Our directors provide pertinent industry knowledge, extensive leadership experience and expertise in finance, accounting, risk management, strategic planning and legal matters. The average tenure of our director nominees is 10 years. The average age of our director nominees is 67 years old and we currently have one female director.

Annual Board and Committee Performance Evaluations. The Board, Audit Committee, Compensation Committee and Corporate Governance Committee conduct self-evaluations each year to monitor their performance and effectiveness.

Retirement Policy. Directors are expected to retire at the Annual Meeting of the stockholders following his or her 75th birthday, unless the Board asks the director to continue to serve.

Stock Ownership Guidelines. Within three years of joining the Board, our non-management directors must own Company’s common stock equal to 5x the director’s annual retainer. The CEO must own Company common stock in an amount equal to 6x his base pay, the chief financial officer (CFO) must own Company common stock in an amount equal to 3x his base pay and the other executive officers must own Company common stock in the amount of 2x their base pay.

Hedging and Pledging. We prohibit hedging and pledging of the Company’s common stock by directors and all of our executive officers.

Core Values. Our Core Values guide our culture, provide a framework for consistent decision-making and help sustain our business. We apply these values in providing our services and products, maintaining our relationships and demonstrating our corporate responsibility in the communities where we live and operate.

Risk Oversight. The Board reviews our enterprise–wide risks as presented by our Enterprise Risk Management Program (ERM Program) at each regular meeting.

Stockholder Engagement. Twice a year, we reach out to our stockholders. Feedback from our stockholders is important to us. In 2018, we reached out to stockholders owning 89% of our outstanding shares of common stock. Stockholders owning 36% of our outstanding shares responded in the spring and stockholders owning 34% of our outstanding shares responded in the fall. We scheduled calls with those stockholders who responded and requested further discussion.

Political Contributions and Lobbying. We do not make political contributions, use our resources or facilities to support any political candidate or party or engage in any lobbying activity unless specifically permitted by law and approved in advance by our CEO. In 2018, we did not make any political contributions.

7

CORPORATE GOVERNANCE

Board Structure

Our Board is responsible for oversight of our management, providing strategic direction and establishing broad corporate policies. In addition, our Board addresses the Company’s organizational needs, strategically manages its growth, navigates competitive challenges, ensures succession and appropriately manages risks. Seventy-one percent (71%) of our directors are independent within the meaning of the New York Stock Exchange (NYSE) listing standards, including Dr. Funk who has served as our Lead Director since 2014. Our Board has also affirmatively determined that each member of our standing committees (the Audit Committee, Compensation Committee and Corporate Governance Committee) has no material relationship with the Company and satisfies the independence criteria (including the enhanced criteria applicable to audit and compensation committees) set forth in the NYSE listing standards and U.S. Securities and Exchange Commission (SEC) rules and regulations.

Our Board takes a flexible approach to the issue of whether the offices of Chairman and CEO should be separate or combined, considering the tenure and experience of the CEO and operating environment of the Company, allowing for regular evaluation as to which structure will best serve the Company. Currently, the roles of Chairman and CEO are separate. Our Board determined that the separation of the Chairman and CEO roles would maximize management’s efficiency by allowing our CEO to focus on our day-to-day business, while allowing the Chairman to lead our Board in its fundamental role of providing guidance to and oversight of management.

Election of Directors

Our Corporate Governance Principles provide that in a director election where the only director nominees are those nominated by our Board, if a director nominee receives a greater number of withheld votes during an election than “FOR” the director (a “majority of withheld vote”), then the nominee is required to tender his or her resignation after certification of the stockholder vote for consideration by the Corporate Governance Committee. The Corporate Governance Committee will consider the resignation and recommend to our Board whether to accept it or take other action, including rejecting the tendered resignation and addressing the apparent underlying cause of the majority withheld vote.

In making its recommendation, the Corporate Governance Committee will consider all factors deemed relevant by its members, including without limitation (i) the underlying cause of the majority withheld vote (if it can be determined), (ii) the length of service and qualifications of the director whose resignation has been tendered, (iii) the director’s contributions to the Company, (iv) the current mix of skills and attributes of directors on our Board, (v) whether, by accepting the resignation, the Company will no longer be in compliance with any applicable law, rule, regulation or governing document and (vi) whether or not accepting the resignation is in the best interests of the Company and its stockholders.

Our Board will act on the Corporate Governance Committee’s recommendation at its first regularly scheduled meeting following certification of the stockholder vote, or within 120 days after the certification if a regular Board meeting is not scheduled within that time. Our Board will consider the same criteria as the Corporate Governance Committee, as well as any additional information and factors it believes are relevant and will disclose its decision in a report filed with the SEC.

Our Board annually elects a non-management Lead Director who has been recommended by the Corporate Governance Committee. The Lead Director:

➢	Communicates any issues raised by the non-management directors to the CEO and Chairman;

➢	Confers with the CEO and Chairman at intervals between Board meetings; and

➢	Assists in planning for Board and Board committee meetings.

Our Board believes that the foregoing leadership structure and polices strengthen board leadership, foster cohesive decision-making at the board level, solidify director collegiality, improve problem solving and enhance strategy formulation and implementation.

Meeting Attendance

Our Board has adopted a policy that recommends all directors personally attend each Annual Meeting. All of our directors attended our 2018 Annual Meeting.

In 2018, our Board held 4 meetings, and the committees held a total of 12 meetings. Each of our

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CORPORATE GOVERNANCE

directors attended at least 75% of our Board meetings and the meetings of any committees of which the director was a member in 2018.

Board Committees and Risk Oversight

We do not view risk in isolation, but consider risk as part of our regular evaluation of business strategy and operational decisions. Assessing and managing risk is the responsibility of the Company’s management, which establishes and maintains risk management processes, including action plans and controls, to balance risk mitigation and opportunities to create stockholder value. It is management’s responsibility to anticipate, identify and communicate risks to the Board and its committees. The Board oversees and reviews certain aspects of the Company’s risk management efforts, either directly or through its committees. While the Board has primary responsibility for oversight of the Company’s risk management, the Board’s standing committees support the Board by regularly addressing various risks in their respective areas of oversight. Our Board’s three standing committees, the Audit Committee, the Compensation Committee and the Corporate Governance Committee serve as pillars to the Board’s oversight. The Audit Committee maintains responsibility related to our financial reporting, audit process and internal controls over financial reporting and disclosure controls and procedures. The Compensation Committee endeavors to develop a program of incentives that encourages an appropriate level of risk-taking behavior consistent with our long-term business strategy and also reviews the leadership development of our employees. The Corporate Governance Committee conducts assessments of nominees to our Board and is charged with developing and recommending to our Board any policies, Corporate Governance Principles and the structure, leadership and membership of our Board committees, including those policies and principles related to, affecting or concerning risk oversight of our Board and its committees. These committees regularly report back to the full Board the risk management controls implemented by the management team in their areas of oversight and liaise regularly with the Chairman and Lead Director. In addition, our management identifies, assesses and manages the Company’s risk, including ESG risks, through the ERM Program. The ERM Program annually identifies key risks facing the Company, and implements policies, processes and controls to manage corporate sustainability. The ERM Program initiatives are monitored and audited to ensure implementation. In addition, our management meets regularly to discuss risks and risk mitigation opportunities and reviews them with our Board at each regularly scheduled Board meeting.

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CORPORATE GOVERNANCE

The following illustration depicts our Board’s oversight and the areas of responsibilities of each committee’s role in managing risks.

10

CORPORATE GOVERNANCE

The members and primary functions of each Board committee in 2018 are described below:

	Audit	Compensation	Corporate Governance

Harold J. Bouillion	*

James M. Funk

Peter D. Kinnear	*

Janiece M. Longoria

Micheal M. McShane	*

W. Matt Ralls

  * Audit committee financial expert

Each of our Board’s standing committees has adopted a written charter that has been approved by our Board. Copies of these charters, as well as copies of our Corporate Governance Principles, are available in the Corporate Governance section of our website at www.superiorenergy.com and are available in print upon request to our Secretary at Superior Energy Services, Inc., 1001 Louisiana Street, Suite 2900, Houston, Texas 77002.

Compensation Committee

Since May 2007, the Compensation Committee has engaged Pearl Meyer & Partners, LLC (Pearl Meyer), an independent compensation consultant, to advise the Compensation Committee on matters relating to executive compensation and assist it in maintaining and administering our executive compensation programs. The Compensation Committee annually requests Pearl Meyer to conduct an executive compensation review to evaluate the compensation of our senior executives relative to an industry peer group selected by the Compensation Committee with input from the compensation consultant and management and published market survey data. See “Executive Compensation—Compensation Discussion and Analysis—How We Make Compensation Decisions—Compensation Consultant’s Role” herein for more information”.

Our stock incentive plan permits the Compensation Committee to delegate to appropriate personnel its authority to make awards to employees other than officers and directors subject to Section 16 of the Securities Exchange Act of 1934 (Exchange Act), as amended. The Compensation Committee has delegated authority to our CEO to make or alter awards under our LTI incentive plan to participants (other than himself), subject to the following conditions:

➢	the CEO may grant awards relating to no more than 100,000 shares of our common stock in any fiscal year and awards relating to no more than 20,000 shares to any one participant;

➢	the CEO may grant no more than 30,000 performance share units (PSUs) in any fiscal year and no more than 5,000 PSUs to any one participant;

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CORPORATE GOVERNANCE

➢	the CEO may cancel, modify or waive rights under awards related to no more than 20,000 shares and 5,000 PSUs held by a participant;

➢	the CEO must approve the grant in writing during an open window period, with the grant date being the date of the written approval or a future date; and

➢	the CEO must report the grants, cancellations or alterations to the Compensation Committee at its next meeting.

Director Nominee Qualifications

The Corporate Governance Committee is responsible for reviewing with our Board, on an annual basis, the appropriate skills and characteristics required of directors in accordance with our Corporate Governance Principles and evaluating whether the current members of our Board as a group possess those skills and characteristics. Our Corporate Governance Principles provide that our Board will nominate director candidates who represent a mix of backgrounds and experiences that enhance the quality of our Board’s deliberations and decisions. Our Board believes that a diverse membership with varying perspectives and breadth of experience is an important attribute of a well-functioning board. As a result, our Board will seek diversity of background, experience, gender, race and skills among its members.

When seeking new candidates for director, the Corporate Governance Committee will identify potential director nominees through business and other contacts. The Corporate Governance Committee will also consider new candidates for director recommended by stockholders in accordance with the procedures described in our Bylaws and may also choose to retain a professional search firm to identify potential director nominees.

In recent years, we have not paid any fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees for election at the Annual Meeting.

When the Corporate Governance Committee selects candidates, it is looking for director nominees:

✓	with a mix of backgrounds and experiences to bring diversity and desired skills to our Board;

✓	having substantial experience with one or more publicly-traded domestic or multinational companies;
✓	having achieved high distinction or success in their respective fields;

✓

displaying the personal attributes necessary to be an effective director, including having unquestioned integrity, sound judgment, independence in fact and mindset and the ability to operate collaboratively; and

✓	commitment to the Company and its stockholders.

Our Board is particularly interested in maintaining a mix that includes, but is not necessarily limited to, active or retired CEOs and senior executives, particularly those with significant management experience in operations, international business, finance, accounting, law or significant targeted expansion areas for the Company. The committee evaluates a potential director nominee by considering whether the potential candidate meets the expectations described above, as well as considering the following factors:

✓

expertise that is relevant to our business and/or industry, including any specialized business or legal experience, technical expertise, or other specialized skills and whether the potential director nominee has knowledge regarding issues affecting us;

✓	independence and the ability and willingness of the director nominee to represent the interests of all of our stockholders without conflict of interests; and

✓	willingness of the director nominee to devote sufficient time to Board activities and to enhance his or her understanding of our business.

Nominations of a director by the stockholders using the process set forth in our Bylaws are evaluated the same way by the Corporate Governance Committee. See “2020 Stockholder Nominations and Proposals” for information on a stockholder proposing a candidate for consideration for nomination as a director, in accordance with our Bylaws and Corporate Governance Principles. We did not receive notice of director nominations from any stockholder for our Annual Meeting.

When reviewing an incumbent director for potential re-election, the Corporate Governance Committee considers the incumbent director’s role during his or her term, including the number of meetings attended,

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CORPORATE GOVERNANCE

level of participation and overall contribution to our Board. As provided in our Corporate Governance Principles, a director is expected to retire at the Annual Meeting following his or her 75th birthday, unless asked by our Board to continue to serve. Accordingly, Mr. Bouillion will retire at the upcoming Annual Meeting.

Role of our Board in Stockholder Engagement

As discussed more fully in the “Stockholder Engagement” section, our Board believes in the importance of the Company engaging with our stockholders to gain feedback regarding our compensation and governance practices, to answer questions about the Company and to respond as appropriate to stockholder concerns. Our Board receives regular reports from our engagement team, summarizing the responses and viewpoints of our stockholders. Further, while senior management routinely engage with stockholders, the Board reviews and considers the degree of engagement and stockholder requests in order to determine whether direct Board member participation would be appropriate and beneficial. To that end, the chair of our Compensation Committee has participated directly in discussions with certain of our largest stockholders to ensure a direct line of communication. Our Board appreciates the time taken and responses provided by our stockholders and looks forward to continuing engagement efforts.

Role of our Board in Succession Planning

Succession planning is a critical board function. Long-term succession planning involves assessing the Company’s business goals, determining the skills and experience necessary for future executives to help the Company achieve those goals and an open dialogue between the Board and management to assess talent and prepare for transition. Reviewing the Company’s leadership development and “bench strength” is a key component of analyzing internal potential for future executives. To that end, our Board is engaged in succession planning and management development activities, seeking input from members of our Board and senior management regarding candidates for potential successors to the CEO and other senior executives.

Director Stock Ownership Guidelines

Within three years of joining the Board, each non-management director is expected to own shares of our common stock equal in value to 5x the annual retainer paid to him or her. All of our directors exceed the required ownership level. See “Ownership of Securities—Management and Director Stock Ownership.”

Communications with our Board

Stockholders and other interested parties may communicate directly with one or more members of our Board, or the non-management directors as a group, by sending a letter by mail c/o Secretary, Superior Energy Services, Inc., 1001 Louisiana Street, Suite 2900, Houston, Texas 77002. The Secretary will forward the communication directly to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation

During 2018, none of Messrs. Bouillion, Funk, McShane or Ralls, who comprised the Compensation Committee, were officers or employees of the Company or any of our subsidiaries or had any relationships requiring disclosure in this proxy statement under “Certain Transactions,” and none of our executive officers served as a member of the Compensation Committee of another entity or as a director of another entity whose executive officers served on our Board or the Compensation Committee. No member of the Compensation Committee is a former officer of the Company.

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DIRECTOR COMPENSATION

In 2018, directors maintained the 15% reduction of the annual retainer paid to non-management directors that was implemented in 2016 to show alignment with management. During 2018, our non-management directors received:

•	an annual retainer of $85,000;

•	an additional annual fee of $20,000 for the chair of the Audit Committee;

•	an additional annual fee of $15,000 for the chair of the Compensation Committee;

•	an additional annual fee of $10,000 for the chair of the Corporate Governance Committee;

•	an additional annual fee of $25,000 for the Lead Director; and

•	an additional annual fee of $125,000 for the non-executive chairman of the Board.

To better align the non-management directors’ compensation with the financial interests of our stockholders, an average of 65% of their compensation is paid in the form of restricted stock units (RSUs) with a grant date fair value of approximately $200,000. The RSUs are granted on the day following each Annual Meeting, with the number of RSUs granted determined by dividing $200,000 by the closing price of our common stock on the day of the Annual Meeting and rounding up to the next whole RSU. In addition, if the director’s initial election or appointment does not occur at an Annual Meeting, then he or she will receive a pro rata number of RSUs based on the number of full calendar months between the date of election or appointment and the first anniversary of the previous Annual Meeting.

The RSUs vest and pay out in shares of our common stock on the date of the next year’s Annual Meeting, subject to the applicable director’s continued service through the date and further subject to each director’s ability to elect to defer receipt of the shares of our common stock under our Non-Qualified Deferred Compensation Plan (NQDC Plan).

Under our NQDC Plan, non-management directors may elect to defer compensation received from the Company for service on our Board. Deferred cash compensation will earn a rate of return based on hypothetical investments in certain mutual funds from which the director may select, or may be converted to deferred RSUs. Any deferred RSUs will be paid out in shares of our common stock and will be credited with dividend equivalents for any dividends paid on our common stock. Director participants may elect the timing of the distributions of their deferred compensation, which may be made in a lump sum payment or installments, provided that all payments are made no later than 10 years following the director’s termination of service on our Board.

Our Board has maintained a 15% reduction of their annual retainers for the last two years to show alignment with management.

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DIRECTOR COMPENSATION

The table below summarizes the compensation of our non-management directors for 2018. As CEO and President, Mr. Dunlap does not receive any additional compensation for his service as a director. His compensation as an executive is reflected in the “2018 Executive Compensation—2018 Summary Compensation Table.” All non-management directors are reimbursed for reasonable expenses incurred in attending Board and committee meetings.

2018 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total

Harold J. Bouillion	$105,000	$200,005	$0	$305,005

James M. Funk	$110,000	$200,005	$0	$310,005

Terence E. Hall	$210,000	$200,005	$0	$410,005

Peter D. Kinnear	$95,000	$200,005	$0	$295,005

Janiece M. Longoria	$85,000	$200,005	$0	$285,005

Michael M. McShane	$85,000	$200,005	$0	$285,005

W. Matt Ralls	$100,000	$200,005	$0	$300,005

(1)	Amounts shown reflect fees earned by the directors as retainers or fees for their service on our Board during 2018.

(2)

Amounts reflect the aggregate grant date fair value of the RSU awards calculated in accordance with FASB ASC Topic 718 at the closing price of our common stock on the date of grant. On May 23, 2018, each non-employee director received an award of 16,367 RSUs, with a grant date fair value of $12.22 per unit.

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OWNERSHIP OF SECURITIES

Principal Stockholders

The following table shows the number of shares of our common stock beneficially owned by holders as of March 31, 2019, known by us to beneficially own more than 5% of the outstanding shares of our common stock. The information in the table is based on our review of filings with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	24,180,395(2)	15.50%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	16,109,215(3)	10.33%
Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, Texas 78746	12,873,426(4)	8.25%

(1)	Based on 155,956,600 shares of our common stock outstanding as of March 31, 2019.

(2)

In the Schedule 13G filed on January 31, 2019, BlackRock, Inc. reported that it has the sole power to dispose or direct the disposition of all the shares reported and the sole power to vote or direct the vote of 23,555,608 shares.

(3)

In the Schedule 13G filed on February 13, 2019, The Vanguard Group reported that it has (i) the sole power to dispose or direct the disposition of 15,941,689 shares, (ii) the shared power to dispose or direct the disposition of 167,526 shares, (iii) the sole power to vote or direct the vote of 154,225 shares and (iv) the shared power to vote or direct the vote of 32,401 shares.

(4)

In the Schedule 13G filed on February 8, 2019, Dimensional Fund Advisors LP reported that it has the sole power to dispose or direct the disposition of all the shares reported and the sole power to vote or direct the vote of 12,467,859 shares.

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OWNERSHIP OF SECURITIES

Management and Director Stock Ownership

The following table shows the number of shares of our common stock beneficially owned as of March 31, 2019, by our current (i) non-management directors, (ii) NEOs, and (iii) directors and executive officers as a group. The information in the table is based on our review of filings with the SEC. Each person listed below has sole voting and investment power with respect to the shares beneficially owned unless otherwise stated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

NON-MANAGEMENT DIRECTORS

Harold J. Bouillion	110,622	*

James M. Funk	32,179	*

Terence E. Hall	967,973	*

Peter D. Kinnear	111,096	*

Janiece M. Longoria	10,188	*

Michael M. McShane	91,264	*

W. Matt Ralls	72,866	*

NAMED EXECUTIVE OFFICERS

David D. Dunlap	2,478,763	1.59%

Westervelt T. Ballard, Jr.	357,921	*

Brian K. Moore	932,111	*

A. Patrick Bernard	549,244	*

William B. Masters	499,509	*

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (13 Persons)(3)	6,263,301	4.02%

*	Less than 1%.

(1)

Includes the number of shares subject to options that are exercisable within 60 days, as follows: Mr. Hall (668,739); Mr. Dunlap (1,931,182); Mr. Ballard (293,138); Mr. Moore (563,149); Mr. Bernard (440,043); Mr. Masters (410,982). The total number of shares subject to options that are exercisable within 60 days for all directors and executive officers as a group is 4,318,676.

(2)	Based on 155,956,600 shares of our common stock outstanding as of March 31, 2019.

(3)	Includes stock beneficially owned by all directors and executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers to file with the SEC reports of ownership and changes in ownership of our equity securities. Based solely upon our review of the Forms 3 and 4 filed during 2018 and written representations from our directors and executive officers, we believe that all required reports were timely filed during 2018.

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APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON AN ADVISORY BASIS (PROPOSAL 2)

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of our CEO and other NEOs identified in the Summary Compensation Table of this proxy statement. Our practice, which was approved by our stockholders at the 2017 Annual Meeting, is to conduct this non-binding vote annually. Although the vote is non-binding, our Board and Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for our NEOs.

We encourage stockholders to read the Compensation Discussion and Analysis (CD&A) section of this proxy statement, which describes how our executive compensation program operates, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board believes the policies and procedures articulated in the CD&A are effective in achieving our objective of paying for performance and that the compensation of our NEOs reported in this proxy statement is aligned with our operating and financial performance, including our stock price performance.

For the reasons stated, we request our stockholders approve the following resolution:

RESOLVED, that the stockholders hereby approve the compensation of the NEOs as disclosed in this proxy statement pursuant to the compensation rules of the SEC, including in the CD&A, compensation tables and other narrative compensation disclosures.

Our Board unanimously recommends a vote FOR Proposal 2.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This CD&A describes our executive compensation policies and practices as they relate to our executive officers identified in the Summary Compensation Table. This CD&A is intended to provide our stockholders with an understanding of our compensation philosophy and objectives, as well as the analysis that we performed in setting 2018 executive compensation. It discusses the determination by the Compensation Committee (referred to in this CD&A as the Committee) of how and why, in addition to what, compensation actions were taken during 2018 for our CEO and other NEOs.

EXECUTIVE SUMMARY

A Note from Our Compensation Committee Chair

Our 2018 financial and operating results were overshadowed by the precipitous drop in oil prices that began early in the fourth quarter and the resulting sell-off in energy related equities. As we seem to be so often reminded in the oil and gas service industry, the operating environment is both highly dynamic and cyclical. The significant decline in our stock price during the fourth quarter highlights the challenges we face in balancing stockholder returns and executive compensation.

Our executive compensation decisions begin with the objective of paying for performance. Our executive compensation program heavily emphasizes performance-based, variable incentive compensation. Consistent with this philosophy, 88% of our CEO’s target total direct compensation is at-risk and linked to Company performance, including our stock price performance. In 2018, we also maintained the 15% reduction in our CEO’s base salary, first implemented in 2016. As a result, consistent with our pay for performance philosophy and executive compensation program design, the real pay received by our CEO for 2018 was well below the target level and aligned with the Company’s actual operating and financial performance, including its stock price performance.

-Matt Ralls

Chairman of the Compensation Committee

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EXECUTIVE COMPENSATION

Our CEO’s 2018 Pay Outcomes Demonstrate Pay and Performance Alignment

Our executive compensation program is designed to align real pay delivery and performance. Eighty-eight percent (88%) of the target direct compensation of our CEO is at-risk and linked to Company performance. Our 2018 operating and financial results were below our expectations at the beginning of the year while our relative total stockholder return (TSR) performance was at the 26th percentile when measured against our performance peers. As a result, the payouts received by our CEO under our 2018 Annual Incentive Plan (AIP), PSUs for the 2016-2018 performance period and the value of vested RSUs and stock options in 2018 were substantially below target and grant date value, demonstrating that our program’s design appropriately aligns compensation levels with performance results.

CEO’s Pay Outcomes Demonstrate Pay-and- Performance Alignment

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EXECUTIVE COMPENSATION

Our CEO’s 2018 Real Pay Demonstrates Pay and Performance Alignment

The following chart compares our CEO’s 2018 target direct compensation and real pay with our 2018 TSR. As illustrated, our CEO’s real pay for 2018 was 43% below target which is aligned with our -58.8% TSR for 2018.

CEO’s Real Pay Aligned with Company Performance and Stock Price

We calculate real pay for a given year by adding together the actual base salary paid, payouts from the 2018 AIP, PSUs for the 2016-2018 performance period, and the value of vested RSUs (valuing the shares based on the closing price at year-end), as well as the gain on the exercise of any stock options. Our CEO, as well as our other NEOs, did not exercise any stock options in 2018 and all NEO stock options were “out of the money” with an exercise price greater than our stock price at year-end. Our CEO’s real pay amount also differs substantially from the target compensation reflected in the Summary Compensation Tables because the tables require the use of grant date values rather than the real value received for RSUs and stock options.

Our CEO’s Stock Ownership

Our CEO held 547,581 shares as of March 31, 2019, including 132,500 shares he purchased on the open market at an average cost of $18.18 per share. He also has not sold any shares during his tenure with the Company. We believe these actions further support our CEO’s alignment with the long-term interests of our stockholders.

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EXECUTIVE COMPENSATION

Track Record of Good Governance Practices

Through our commitment to good governance, including our stockholder engagement program, we maintain compensation practices that are aligned with sustainable corporate governance principles. Below, we highlight key elements of our compensation governance.

➢     We pay for performance. With the exception of salary and benefits, all of our executive compensation elements are incentive-based or tied to Company stock performance. Performance-based, at-risk pay constitutes 88% of our CEO’s target total direct compensation and 80% of our other NEOs target total direct compensation.

➢      We structure each element of compensation with a specific purpose. Our process for making compensation decisions involves a strategic review of the role and the level of each compensation element, as well as the balance of short-term and long-term incentive compensation

➢     We have “double trigger” change of control provisions. The change of control program for our executives provides for change of control cash severance payments only if a qualifying termination of employment occurs in connection with the change of control. Beginning in 2019, as a result of stockholder feedback, we have also added double trigger change of control provisions to all of our executive LTI awards.

➢      We review our equity plan share usage regularly. On at least an annual basis, we review and evaluate our share dilution, burn rate and overhang levels of our LTI program and its impact on stockholder dilution.

➢      We consider the views of our stockholders. We conduct an annual say-on-pay advisory vote and take into account the results of that vote. We also have a robust stockholder engagement program and are very interested in stockholder feedback regarding our executive compensation program.

➢      We have strong anti-hedging and anti-pledging policies. We prohibit our executive officers and directors from hedging and pledging Company securities.

➢     We have a broad-based LTI program. We grant LTI awards broadly within the Company. In 2018, we granted awards to 364 non-executive management employees in an effort to promote stock ownership and alignment with our stockholders’ interests.

➢      We have a claw back policy. Our AIP and LTI awards reflect our claw back policy, which applies to all of our executive officers and provide for the forfeiture of these awards or the return of any related gain in the event of a financial statement restatement.

➢     We do not provide any excise tax gross-ups. We do not provide excise tax gross-ups in any executive employment agreement or severance or change of control program.

➢     We have robust stock ownership guidelines. Our CEO is required to own our common stock in an amount equal to 6x his salary, our CFO is required to own our common stock in an amount equal to 3x his base salary and our other executive officers are required to own our common stock in an amount equal to 2x their respective base salary.

➢      We have a minimum holding requirement. Our executive stock ownership guidelines require executives to maintain ownership of at least 50% of the net after-tax shares they acquire pursuant to any LTI awards, unless they have met the required ownership level.

➢     We engage an independent compensation consulting firm.    Our independent compensation consultant provides information and advice regarding compensation philosophy objectives and strategy, including trends and regulatory and governance considerations related to executive compensation. Our consultant does not provide any other advisory or consulting services to the Company.

➢    We annually review tally sheets. We annually review tally sheets summarizing all of the compensation elements of our executive officers.

22

EXECUTIVE COMPENSATION

We Seek and Respond to Stockholder Feedback

Our compensation decisions are guided by the feedback we receive from our stockholders. Since 2015, we have reached out to at least our top 50 stockholders’ governance and voting teams. In the past few years, we have done it twice a year to seek feedback on our executive compensation program, as well as corporate governance and other matters of interest. Our stockholders’ views on executive compensation and corporate governance are important to us, and we value and use their feedback and insights. The Board and its committees regularly discuss and consider any significant concerns that are identified through this engagement process as well as the outcome of the annual say-on-pay vote. In the fall of 2018, we sought feedback from our top 50 stockholders holding approximately 89% of the Company’s outstanding shares of common stock. The feedback we received on our executive compensation program was supportive with stockholders focused on the alignment between executive pay and performance with the acknowledgement that the cyclical nature of our industry makes precise alignment difficult. At our 2018 Annual Meeting, our stockholders approved our annual say-on-pay proposal by a meaningful majority. However, during our stockholder engagement, there was a concern expressed by one significant stockholder regarding the single trigger change of control provisions included in our executive LTI awards. We considered the concern and responded by modifying subsequent executive LTI awards. Beginning with awards made in 2019, we included double trigger change of control provisions in all executive LTI awards requiring an actual or constructive termination in connection with the change of control before acceleration of equity vesting. For further discussion on our stockholder engagement program, refer to the “Stockholder Engagement” section of this proxy statement.

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EXECUTIVE COMPENSATION

Our Executive Compensation Program Emphasizes Performance-Based Pay

Pay for performance is an essential element of our compensation philosophy. We believe compensation should motivate our executives to substantially contribute to our long-term, sustainable growth. Our executive compensation program emphasizes highly variable, performance-based compensation that is at-risk. To that end, our performance-based compensation program consists of AIP and LTI (RSUs, PSUs, and stock options) all driven by metrics that align with our business strategy and reflect the cyclical nature of our industry. Our program features a minimal level of fixed compensation in the form of base salary for our NEOs, with LTI and AIP being at-risk and comprising 88% of our CEO’s target direct compensation and 80% of our other NEOs. Our program also directly links pay outcomes to our stock price with 75% of the ultimate value of the LTI award (consisting of stock options, RSUs and the TSR element of our PSUs) depending on our absolute and relative stock price performance with the values actually received by our NEOs being directly aligned with stockholder returns. The following chart illustrates the 2018 target mix of direct compensation elements for our CEO and other NEOs:

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EXECUTIVE COMPENSATION

Historical Pay and Performance Alignment

The chart below demonstrates the direct link between pay and performance for our AIP payout and our financial and operational performance over the last four years.

We believe that the annual performance-based pay delivered to our NEOs through the AIP during the 2015-2017 downturn and 2018 demonstrate that we set rigorous targets and management objectives in a dynamic and rapidly changing environment. The direct link between pay and performance was evident in 2015 and 2016 when the Company did not generate sufficient EBITDA to achieve a threshold payout under the AIP, but management did meet the quantitative management objectives intended to drive behaviors to preserve liquidity and protect our balance sheet. In 2017, there was strong operational and financial outperformance compared to our budget resulting in achievement of 112% of the 2017 EBITDA target with a similar level of achievement of the operational objectives. The payout for our CEO and one other NEO was reduced by 15% due to the Committee exercising its negative discretion as a result of the safety performance of one of our business units. Similarly, in 2018 the EBITDA target was set at 267% of the 2017 target amount and the resulting payout of 75.5% of target was largely due to the dramatic fourth quarter decline in oil prices and resulting industry uncertainty and reduced customer spend.

25

EXECUTIVE COMPENSATION

The chart below demonstrates the link between pay and performance, including our relative stock price performance, for PSU payouts over the last four years.

We believe the 3-year performance period of our PSUs, which is by far the largest component of our NEOs’ target direct compensation,    with 50% of the potential payout being driven by each of our TSR and return on investment capital (ROIC)/return on asset (ROA) metrics ensure our NEOs’ financial interests are firmly aligned with our stockholders. PSU payouts are determined by our 3-year performance compared to our performance peer group companies. We believe the below target PSU payout for the 2016-2018 performance period was appropriate and aligned with our relative performance compared to our peer group for both the TSR and ROA performance metrics.

CEO Real Pay Analysis

In making our compensation decisions, the Committee focuses on the target total direct compensation of our executives, and evaluates target compensation against the real pay they ultimately receive. By design, our executive compensation program will not deliver target value unless our stock price appreciates on an absolute

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basis so that stock options are “in the money” with an exercise price greater than our stock price, the Company meets or exceeds median stock price performance of its peers and the Company meets or exceeds important objective, quantitative financial and operational objectives. The Company’s performance relative to the financial and operational metrics included in the AIP and PSUs, as well as both the Company’s absolute and relative share price performance, have a direct and material impact on our CEO’s compensation. For this reason, our real pay analysis, which captures the impact of the Company’s share price performance on previously granted LTI awards by valuing equity awards based on the year-end stock price, is an important tool in assessing the effectiveness of the Company’s executive compensation program and whether it aligns the interests of our NEOs with those of stockholders. As demonstrated below, the value actually received by our CEO can differ substantially from the target total direct compensation amount and the amount reflected in the Summary Compensation Table of our proxy statements.

Target total direct compensation is the sum of the CEO’s annual base salary as reflected in the Summary Compensation Table and target AIP payout and the grant date fair value of the LTI awards (PSUs, RSUs and stock options) as reported in the Grants of Plan-Based Awards Table. Target total direct compensation differs from the compensation reflected in the Summary Compensation Table of our proxy statement because that table reflects actual AIP and PSU payouts and the grant date fair value for RSUs and stock options. Both of these amounts do not reflect the value that could be earned or are actually received for that year.

We calculate real pay as the amount actually paid as base salary, payouts from the AIP and PSUs and the value of vested RSUs (valuing the shares based on the closing price at year-end), as well as the gain on the exercise of any stock options.

The chart below compares our CEO’s target direct compensation amount, the amount reflected in the Summary Compensation Table and the real pay he actually received over the last four years. The chart demonstrates that his real pay was significantly lower than both his target direct compensation and the amount reflected in the Summary Compensation Table of our proxy statements since most of his compensation was at-risk and variable depending on both our financial and operational performance and real and relative stock price performance.

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Four-Year Relative Perspective

To demonstrate the alignment of our CEO’s real pay with our performance over the last four years, the following chart compares our CEO’s real pay as a percentage of target direct compensation to our TSR performance relative to our compensation peer group over the same period.

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EXECUTIVE COMPENSATION PHILOSOPHY

The Committee is responsible for designing, implementing and administering our executive compensation program. The primary objective of our program is to:

➢	ensure that pay and performance are directly linked so that executive compensation is aligned with the Company’s operating and financial performance, including its stock price performance; and

➢	ensure that we can attract and retain talented executives with the skills, educational background, experience and personal qualities needed to successfully manage our business.

In structuring our executive compensation program, the Committee is guided by the following principles:

Principle	Implementation
Compensation should be performance driven and incentive compensation should comprise the largest part of an executive’s compensation package.

➢     The largest portion of our target executive compensation (88% for our CEO and 80% for the other NEOs) is comprised of LTI awards and AIP participation levels that are at-risk, performance-based with the ultimate value primarily determined by both our absolute and relative stock price performance.

➢     Base salary, the only fixed element of compensation in our executive compensation program, accounts for approximately 12% of our CEO’s target compensation and approximately 20% of our other NEOs’ target compensation.

Compensation levels should be competitive in order to attract and retain talented executives.

➢     We annually receive extensive input from our independent compensation consultant regarding the competitiveness of our pay strategy relative to the market. We have a well-defined, established process to evaluate the competitiveness of our executive compensation program.

Incentive compensation should balance short-term and long-term performance, including balancing short-term growth with long-term returns.

➢     Our AIP rewards executives for the achievement of annual goals based on our profitability and achievement of quantitative operational metrics.

➢     The value received by our CEO and other NEOs from LTI grants is aligned with our actual operational and financial performance, including both our absolute and relative stock price performance.

➢    In order to encourage our executives to prudently manage our business without sacrificing long-term returns, the performance metrics used for our PSUs are our 3-year relative TSR and ROA as compared to our peers.

➢     We evaluate annually with our independent compensation consultant whether the program is balanced in terms of base pay and incentives, both short-term and long-term.

Compensation programs should provide an element of retention and motivate executives to stay with the Company long-term.

➢    Executives forfeit their opportunity to earn a payout of their PSUs if they voluntarily leave the Company before the 3-year performance cycle is complete, except in the case of retirement. Also, the use of time-vested stock options and RSUs provides a strong incentive for executives to stay with the Company.

➢    The retirement benefits provided under our Supplemental Executive Retirement Plan (SERP) increase the longer the executive remains with the Company.

Compensation programs should encourage executives to own Company stock in order to align their interests with our stockholders.

➢    Our stock ownership guidelines require our executive officers to own shares of Company stock equivalent to a stated multiple of the executive’s base salary. The multiple varies depending on the executive’s job title. See “Executive Compensation Policies—Stock Ownership Guidelines and Holding Requirement” for more information.

➢    We grant time-vested RSUs as one of our LTI grants, and may also elect to pay up to 50% of the value of our PSUs in common stock.

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HOW WE MAKE COMPENSATION DECISIONS

Role of Management in Setting Compensation

Our CEO recommends the compensation of our executive officers, other than himself. Each year, the CEO makes recommendations to the Committee regarding salary adjustments, AIP payout multiples and LTI grants for our other executive officers. In formulating his recommendations, the CEO considers various factors, including his subjective analysis of each executive’s performance and contributions to the Company, the performance of business units under his or her direct supervision (if applicable to the particular officer), experience level, tenure in position, the average base pay level for similar positions and the Company’s overall performance. Although the Committee considers the CEO’s recommendations with respect to other executive officers, the Committee makes all final determinations regarding executive compensation, including determining our CEO’s compensation.

Compensation Consultant’s Role

The Committee has engaged Pearl Meyer as its independent executive compensation consultant since May 2007. Pearl Meyer advises the Committee on executive compensation matters and assists in developing and implementing our executive compensation program. The Committee also discussed this CD&A with Pearl Meyer. As required by SEC and NYSE rules, the Committee has assessed the independence of Pearl Meyer and concluded that Pearl Meyer’s work did not raise any conflicts of interest during fiscal year 2018. In making this determination, the Committee noted that during 2018:

•	Pearl Meyer provided advisory services related solely to executive and director compensation;

•	Fees from the Company represented less than 1% of Pearl Meyer’s total revenue;

•	Pearl Meyer maintains a conflicts policy to prevent a conflict of interest or any other independence issues;
•	None of the team assigned to the Company had any business or personal relationship with members of the Committee outside of the engagement;

•	None of the team assigned to the Company had any business or personal relationship with any Company executive officer outside of the engagement; and

•	None of the team assigned to the Company maintained any individual position in our common stock.

Peer Groups, Annual Benchmarking Process and Survey Data

The Committee evaluates the Company’s executive compensation practices and financial performance by reference to two different peer groups as described below: the Performance Peer Group and the Compensation Peer Group. The Performance Peer Group is comprised of oilfield service companies which were chosen due to similarity of services provided, operating footprint, business focus, capital structure and competitive conditions. The Compensation Peer Group is a group of companies which would be considered peers for executive talent purposes. This second group is more similar to the Company in terms of size and scope of operations, although, due to the limited number of companies directly similar in size, we include companies that are both somewhat smaller and larger than the Company. Additionally, we have excluded certain Performance Peer Group companies from the Compensation Peer Group because of dissimilarity in pay approach and structures.

The Committee annually reviews the companies comprising each peer group, and revises each group as it deems appropriate after consultation with Pearl Meyer and to reflect peer group companies being acquired as a result of consolidation activity in the industry.

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Performance Peer Group*
Used to measure our financial performance under our PSUs.	• Basic Energy Services, Inc. • Halliburton Co. • Helix Energy Solutions Group, Inc. • Helmerich & Payne, Inc. • Key Energy Services, Inc. • Nabors Industries Ltd.	• National Oilwell Varco, Inc. • Oceaneering International, Inc. • Oil States International, Inc. • Patterson-UTI Energy, Inc. • RPC, Inc. • Schlumberger Ltd. • Weatherford International plc
*Reference group for the PSUs granted in 2018

Compensation Peer Group
Used to evaluate and benchmark executive compensation.	• Baker Hughes, a GE Company • Basic Energy Services, Inc. • Ensco plc • Forum Energy Technologies • Halliburton Co. • Helix Energy Solutions Group, Inc. • Helmerich & Payne, Inc.

•    Key Energy Services, Inc.

•    Nabors Industries Ltd.

•    National Oilwell Varco, Inc.

•    Oceaneering International, Inc.

•    Oil States International, Inc.

•    Patterson-UTI Energy, Inc.

•    RPC, Inc.

•    Weatherford International plc

The Compensation Peer Group set forth above had a trailing twelve month median revenue of $1.9 billion as of December 31, 2018. We had revenue of $2.1 billion for the same period. In December 2018, the Committee elected to adjust the Performance Peer Group on a prospective basis to remove Helmerich & Payne, Inc., National Oilwell Varco, Inc. and Oceaneering International, Inc. and add C&J Energy Services, Ltd. and Nine Energy Services, Inc. The adjustments were recommended by Pearl Meyer based primarily on standard size and industry comparability factors, as well as stock price correlations indicating a higher level of business and financial comparability to the Company.

At the Committee’s request, Pearl Meyer conducts an annual executive compensation review to benchmark the Company’s senior executive compensation relative to the Compensation Peer Group with supplemental data from published market surveys. The Committee uses this report to evaluate whether the executive compensation levels, including base salary and actual incentive payouts, are within industry norms and the Company’s stated strategy.

Pearl Meyer supplements data from the Compensation Peer Group with broad-based compensation survey data to develop a comprehensive view of the competitive market data. We believe using survey data is an important element of our compensation evaluation. Compensation survey data includes companies from the broader energy industry that influence the competitive market for executive talent. In addition, the survey data also includes data from companies that are comparable to us in terms of size and scale.

Review of Tally Sheets

We annually review and evaluate an executive tally sheet that contains a listing and quantification (as appropriate) of each component of our executive compensation program for our executive officers, including special executive benefits and perquisites, as well as accumulated values (e.g., stock option holdings) and other contingent compensation such as severance arrangements. We believe that our balance of annual and long-term compensation elements, our mix of long-term incentive vehicles and our stock ownership guidelines result in a compensation program that aligns our executives’ interests with those of our stockholders and does not encourage our management to take unreasonable risks relating to our business. The various components of our executive compensation program are described in detail below.

COMPONENTS OF EXECUTIVE

COMPENSATION

The main components of our executive compensation program are base salary, AIP and LTI grants. Our executives also participate in our SERP. Overall, the primary emphasis of our executive compensation program is to provide a high level of variable at-risk,

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performance-based compensation,    linking executive pay with our operational and financial performance, including our stock price performance. As an executive’s level of responsibility increases, a greater portion of total compensation is at-risk, creating the potential for greater variability in the individual’s compensation from year to year.

As reflected in the charts set forth above, our CEO’s component mix is very heavily weighted towards long-term performance and reflects our view that his role in setting the Company’s strategic direction gives him greater influence on the ultimate performance levels achieved. We also believe that our emphasis on variable pay and balancing short-term and long-term performance is appropriate for a company competing in a highly competitive and cyclical industry.

Base Salary

The primary role of the base salary element of our executive compensation program is to compensate executives for the experience, education, personal qualities and other qualifications that are key for their specific role within the Company. In establishing the base salaries for our executives, we have historically targeted the median salaries of similarly-situated executives in our Company’s Compensation Peer Group and strive to set base salaries at consistent levels for positions with similar responsibilities.

At the recommendation of our CEO and with the support of the entire executive team, in April 2016 we reduced all of their base salaries by 15%. In 2017, at the recommendation of our CEO, we determined to maintain the NEOs’ salaries at the 15% reduced level. Despite receiving advice from Pearl Meyer that we could expect 2018 base salary increases from our peers, at the recommendation of our CEO, we again determined to maintain the 15% reduction for our then current NEOs for 2018. In March 2018, in connection with the retirement of our CFO and the elevation of Mr. Ballard to CFO and a NEO, his base salary was increased from $400,000 to $440,000 in recognition of his expanded responsibilities and authority. The 2018 annual base salaries for our NEOs are set forth under “2018 Executive Compensation-2018 Summary Compensation Table.”

AIP

The purpose of the AIP is to reward executives for achievement of annual financial and operational objectives. Although the Committee sets annual incentive target levels that result in median payouts when performance objectives are met, our program provides executives with the opportunity to earn higher payments depending on the extent to which these performance objectives are achieved or exceeded.

AIP Parameters for 2018

In December 2017, the Committee approved the parameters of the 2018 AIP. Under the AIP, our NEOs are eligible to earn a payout based on a target percentage of their base salary. Instead of restoring the salary reductions we implemented in 2016 or providing any other base salary increases, we believed it was important, both for morale and competitive reasons, to provide additional potential AIP payout potential by increasing the target opportunity for our CEO by 30% and for our other NEOs by 20%. We also established what we believed was an aggressive EBITDA target that was 267% more than the 2017 target. We believed that this rigorous, stretch performance goal would help achieve the balance we seek between stockholder returns and executive compensation.

Our AIP is designed to focus management’s attention on key financial and operational metrics that drive our performance, which are weighted as follows:

75% of the total payout is based on the achievement of an EBITDA target and 25% of the total payout is based on the Committee’s assessment of our achievement of key quantitative operational metrics. The overall incentive payout ranges from 0% to 200% of each NEO’s target award opportunity based on these factors, and is subject to being reduced by up to 15% based on the Committee’s evaluation of our safety performance.

Financial Metric: The Committee again determined to use EBITDA as the primary financial metric for the 2018 AIP. As a financial metric, EBITDA is closely linked to cash flow and encourages management to focus on improving efficiency from existing operations. The financial metric portion of the AIP provides for threshold, target and maximum payout levels, as a percentage of salary, based upon the achievement of 50%, 100% and 200% of the EBITDA target. Based on the business outlook at the time, the Committee set the EBITDA target for the 2018 AIP at $400 million, with the maximum being established at an unattainable level of $600 million.

Operational Metrics: With respect to operational metrics, the Committee established five key 2018 objectives: closely manage our G&A costs, days sales

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outstanding (DSO) and days payable outstanding (DPO), generate free cash flow and conduct two Company-wide related training initiatives on our Core Values. The payout levels with respect to this portion of the AIP is determined based on below target, at target and above target achievements.

Safety Component: As in prior years, the Committee could reduce the ultimate payout to each executive by up to 15% based on its assessment of the Company’s performance relative to various safety metrics and a grading system that makes up the executive team safety scorecard. The 2018 safety scorecard contained three results-oriented metrics that measure the number of safety incidents and five leading indicators that were designed to encourage behavior by the Company’s employees in order to decrease the number of safety incidents.

The possible total award payout levels for 2018 for each NEO (as a result of his retirement, Mr. Taylor did not participate in the AIP), stated as a percentage of the officer’s base salary, are set forth in the table below.

Named Executive Officer	Minimum	Target	Maximum
Mr. Dunlap	75%	150%	300%
Mr. Ballard	50%	100%	200%
Mr. Moore	48%	95%	190%
Mr. Bernard	45%	90%	180%
Mr. Masters	45%	90%	180%

Determination of 2018 Results

In February 2019, the Committee reviewed the Company’s financial results for 2018 and evaluated a detailed report regarding management’s efforts and accomplishments with respect to the key operational objectives. As for the financial metric, the Company achieved 75.5% of the EBITDA target. The key operational objectives were deemed critical to preserve cash and manage liquidity to support increased operational tempos. Importantly, as a result of the achievement of the liquidity related operational objectives, we were able to increase capital expenditures by $56.4 million, or 34% and preserve $158.1 million in cash on hand at year-end.

Due to the Company’s EBITDA performance compared to the target amount and the level of achievement of the key operational objectives, the Committee determined it was appropriate to approve an overall payout at 75.5% of target. In the Committee’s assessment of these operational objectives and determining the appropriate payout, we noted the following achievements:

•	Closely Manage G&A: We targeted keeping adjusted G&A expense below $310 million in 2018. Adjusted G&A expense was actually $268.9 million in 2018, exceeding the objective by approximately 15%.

•

Closely Manage DSO:  We targeted to end 2018 with a DSO of 69 to 76 days with the low end of the range representing outperformance. We achieved a DSO of 75 days, slightly less than the high end of the targeted range.

•	Closely Manage DPO: We targeted to end 2018 with a DPO of 40 to 51 days. We achieved a DPO of 60 days, outperforming the high end of the targeted range by approximately 18%.

•

Generate Free Cash Flow:  We targeted generating a range of between $60-95 million of free cash flow (calculated as net cash provided by operating activities less capital expenditures) in 2018. We did not meet this goal primarily because of not reaching the EBITDA target of our AIP.

•

Conduct Core Values Training:  We had two Company-wide training initiatives related to our Core Values, our code of conduct. We exceeded the training target for one initiative by more than 80% and the other by more than 50%.

Goal	% of Award	Target Achieved	Resulting Payout %	Target Payout %
EBITDA Target	75%	87.7%	56.6%	75.5%
Key Operational Objectives	25%	Below Target	18.9%

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LTI Awards

The purpose of our LTI awards is to focus executives on the Company’s long-term performance and alignment of their compensation with both our absolute and relative stock price performance. The 2018 LTI awards were granted by the Committee with 50% of the LTI grant value to our NEOs in the form of PSUs, 25% in RSUs and 25% in stock options. Actual LTI grant amounts are determined by dividing the LTI grant value by the target payout of $100 per unit for PSUs, the grant date fair market value of our stock for RSUs and the ASC 718 grant date fair value for stock options.

Consistent with the Company’s compensation philosophy, the Committee believes stock-based incentive awards are one of the best ways to align our executives’ interests with those of our stockholders. In addition, the terms of the PSUs reflect the Committee’s belief that executive compensation should be tied directly to the Company’s financial and operational performance, including its stock price performance. The PSUs provide our executives the opportunity to earn additional compensation based on the Company’s relative financial and operational performance, including its relative stock price performance.

2018 LTI Program At-A-Glance

Component of LTI Program	Terms	How the Award Furthers our Compensation Principles

RSUs (25% of grant value)	• Paysout in equivalent number of shares of our common stock • Vestsin equal annual installments over a 3-year period, subject to continued service

•  Widely used in the energy industry to strengthen the link between stockholder and employee interests, while motivating executives to remain with the Company

•  Provides a bridge between the short-term and long-term interests of stockholders, and reduces the impact of share price volatility over industry cycles

Stock Options (25% of grant value)	• Exerciseprice at fair market value on grant date • Vestsin equal annual installments over 3-year period, subject to continued service • 10-yearterm

•  Motivates executives to continue to grow the value of the Company’s stock over the long-term as the value of the stock option depends entirely on the long-term appreciation of the Company’s stock price

PSUs (50% of grant value)

•  3-yearperformance period

•  Vestsat the end of the 3-year performance period, subject to continued service

•  Targetpayout of $100 per unit with an actual payout range of $0 to $200 per unit based on performance compared to our Performance Peer Group

•  Performancemeasures:

          ○    50%Relative ROA

          ○    50%Relative TSR

•  Payoutin cash, although up to 50% of value may be paid in shares of stock in the Committee’s discretion

•  Performance criteria link the Company’s long-term performance directly to compensation received by executive officers and other key employees and encourage them to make significant contributions towards increasing ROA and, ultimately, stockholder returns

•  Use of TSR to better align the interests of our executives with those of our stockholders

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2018 LTI Program Awards

After considering Pearl Meyer’s market study and in order to remain competitive with the market median and the competitive market for target percentages of the NEOs’ 2018 LTI awards (expressed as a percentage of annual salary) based on each officer’s position with the Company, 2018 LTI percentages of salary were consistent with their respective 2017 award levels.

The award mix for NEOs during 2018 was 50% in PSUs, 25% in RSUs and 25% stock options. The following table shows the 2018 LTI award value (denominated as a percentage of annual salary) and the approximate total value of the 2018 LTI grants (amounts reflected in Summary Compensation Table for RSUs and stock options reflect actual grant date fair values). The amounts reflected below reflect the LTI grant values and not the actual value received by any of the NEOs.

NEO	2018 LTI % of Salary	Total Value Granted as PSUs	Total Value Granted as RSUs	Total Value Granted as Options	Total Value of 2018 LTI Awards

Mr. Dunlap	600%	$2,550,000	$1,275,000	$1,275,000	$5,100,000

Mr. Ballard	360%	$792,000	$396,000	$396,000	$1,584,000

Mr. Taylor	360%	$827,424	$413,712	$413,712	$1,654,848

Mr. Moore	300%	$752,887	$376,444	$376,444	$1,505,775

Mr. Bernard	300%	$533,587	$266,794	$266,794	$1,067,175

Mr. Masters	300%	$614,040	$307,020	$307,020	$1,228,080

Structure of PSUs

For the PSUs granted for the 2018-2020 cycle, under both performance criteria, the maximum, target and threshold levels are met when our ROA and TSR are in the 75th percentile, 50th percentile and 25th percentile, respectively, as compared to the ROA and TSR of the Performance Peer Group, as described in the following table:

Performance Level Relative to Performance Peer Group	Percent of Date-of-Grant Value of PSU Received for Relative ROA Level	Percent of Date-of-Grant Value of PSU Received for Relative TSR Level	Total Percent of Date-of-Grant Value of PSU Received
(Below 25th Percentile)	0%	0%	0%
Threshold (25th Percentile)	25%	25%	50%
Target (50th Percentile)	50%	50%	100%
Maximum (75th Percentile or above)	100%	100%	200%

The PSUs have a three year performance period, commencing January 1, 2018 and ending December 31, 2020, and will time-vest on December 31, 2020, subject to continued employment through the vesting date. Actual PSU performance results that fall in-between the “maximum,” “target” and “threshold” levels will be calculated based on a sliding scale. For purpose of determining the Company’s ROA rank in the Performance Peer Group, we generate the results using income from operations data and net operating asset data derived from financial statements as reported by each peer company in their year-end annual report on Form 10-K, uniformly adjusted for any non-operational charges as determined by established, independent third-party financial data providers. All calculations are validated by the Committee’s independent compensation consultant.

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Payout of 2016-2018 PSUs

The PSUs granted for the 2016-2018 performance period were paid out in cash to the PSU recipients in April 2019. The Company ranked in the 26th percentile of relative TSR and in the 45th percentile of relative ROA, both as compared to its performance peers, resulting in a payout to the NEOs of $71 per PSU.

The PSU payout received by each NEO is reflected in the table below and in the “2018 Summary Compensation Table” under the column “Non-Equity Incentive Plan Compensation.”

Named Executive Officer	Number of Units	Value of PSU Payout
Mr. Dunlap	30,000	$2,130,000
Mr. Ballard	5,231	$371,401
Mr. Taylor	9,734	$691,114
Mr. Moore	8,858	$628,918
Mr. Bernard	6,278	$445,738
Mr. Masters	6,020	$427,420

Perquisites

We seek to maintain a cost conscious culture, and specifically in connection with the benefits and modest perquisites provided to executives. The Company provides each of our executive officers an automobile allowance, including fuel and maintenance costs, and also reimburses them for business travel, as well as for all deductibles, co-pays, and other out of pocket expenses associated with our health insurance program through a program called ArmadaCare, and provides them with other limited perquisites. These perquisites are intended to ensure our executive officers are able to devote their full business time to the affairs of the Company. The attributed costs of the personal benefits described above for the NEOs for 2018 are included in the “2018 Summary Compensation Table.” We believe the provision of these benefits was modest and appropriate in 2018.

Post-Employment Compensation

In addition to the annual compensation received by executive officers during 2018 and benefits under the Company’s 401(k) plan, which we provide to all eligible employees, we also provide post-employment benefits to our executive officers through our SERP, including a non-qualified deferred compensation plan and certain severance and change of control benefits pursuant to employment agreements that we have with our executive officers. For more information on these plans, see the sections entitled “Executive Compensation—Retirement Benefit Programs” and “Executive Compensation—Potential Payments upon

Termination or Change of Control.” For more information on the contributions, earnings and aggregate account balances for each NEO, see the table entitled “Nonqualified Deferred Compensation and Supplemental Executive Retirement Plan Contribution for 2018.”

As described in more detail under “Executive Compensation— Potential Payments upon Termination or Change of Control,” we entered into employment agreements with all of our executive officers whereby the executives are entitled to severance benefits in the event of an involuntary termination of employment under certain conditions. We have determined that it is appropriate to provide our executives with severance benefits under these circumstances in light of their positions with the Company and as part of their overall compensation package. The severance benefits are generally designed to approximate the benefits each would have received had he remained employed by the Company through the remainder of the term covered by his employment agreement.

We believe that the occurrence, or potential occurrence, of a change of control transaction creates uncertainty regarding the continued employment of our executive officers and distracts them from effectively performing their duties. This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the Company during an important time

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when their prospects for continued employment following a transaction are often uncertain, we provide our executive officers with enhanced severance benefits under our Change of Control Severance Plan if their employment is terminated by the Company without cause or, in certain cases, by the executive for good reason in connection with a change of control (a double-trigger benefit). Because we believe that a termination by the executive for good reason may be conceptually the same as a termination by the Company without cause, and because we believe that in the context of a change of control, potential acquirers would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances. The change of control-related severance payments are made from a transaction sharing pool that is calculated as of the date of the change of control and based on the transaction value of the Company at the time of the change of control (with the transaction pool increasing or decreasing as the transaction value increases or decreases, respectively). The impact of a change of control on our long-term incentive awards is governed by the applicable award agreement, which currently provide for accelerated vesting upon a change of control. The terms of the employment agreements and the Change of Control Severance Plan and the benefits they provide are discussed more fully in the section entitled “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

EXECUTIVE COMPENSATION POLICIES

Stock Ownership Guidelines and Holding Requirement

We believe it is important that the interests of our executives and directors are aligned with the long-term interests of our stockholders. We have adopted stock ownership guidelines applicable to our executive officers. Under the guidelines, required ownership levels are as follows:

Position	Stock Value as a Multiple of Base Salary
Chief Executive Officer	6x
Chief Financial Officer	3x
Executive Vice Presidents	2x

Additionally, we included a requirement that our executives maintain ownership of at least 50% of the net after-tax shares of common stock acquired from the Company pursuant to any equity-based awards received from the Company, unless the executive has met his individual ownership requirement. The required share amount is determined as of the date the officer becomes subject to the guidelines, and is calculated by dividing such officer’s applicable base salary multiple by the 365-day average closing price of our common stock as reported on the NYSE, and then rounding to the nearest 100 shares. The target ownership level does not change with changes in base salary or common stock price, but will change in the event the officer’s position level changes. Our executive officers are required to achieve their required ownership levels within five years from the date they become subject to the guidelines. The Committee will administer the guidelines and will periodically review each participant’s compliance (or progress towards compliance) and may impose additional requirements the Committee determines are necessary or appropriate to achieve the purposes of this program. See “Ownership of Securities—Management and Director Stock Ownership” for the number of shares of our common stock beneficially owned by our NEOs.

Tax Implications

In structuring our executive compensation program, the Committee takes into account the tax treatment of our compensation arrangements, including compensation over $1 million paid to our NEOs who are “covered employees” as non-tax deductible under Section 162(m) of the Internal Revenue Code (Section 162(m)). Prior to enactment of the Tax Cuts and Jobs Act (Tax Reform), signed into law in December 2017, performance-based compensation was exempt from this deduction limitation if specified requirements were met. Tax Reform has eliminated the performance-based compensation exception to the deductibility limitation under Section 162(m), other than with respect to certain “grandfathered” performance-based awards granted prior to November 2, 2017. The Committee historically considered the impact of Section 162(m) on our executive compensation program, and stock options and PSUs granted to our NEOs were intended to qualify as performance-based compensation. As in prior years, in 2018 the Committee continued to take into account the tax implications (including the lack of deductibility) when making compensation decisions, but continued to

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reserve the right to continue making compensation decisions based on other factors if it determined that it was in the best interests of the Company and its stockholders to do so.

Accounting for Stock-Based Compensation

We have followed FASB ASC Topic 718 in accounting for stock-based compensation awards. FASB ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. FASB ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. We expect that we will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

38

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Committee has reviewed and discussed this CD&A with management, and based on such review and discussions, the Committee recommended to the Board that this CD&A be included in this proxy statement.

THE COMPENSATION COMMITTEE:
W. Matt Ralls (Chair) Harold J. Bouillion James M. Funk Michael M. McShane

39

EXECUTIVE COMPENSATION

2018 EXECUTIVE COMPENSATION

2018 Summary Compensation Table

The following table summarizes the compensation of our NEOs for the three years ended December 31, 2018.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
David D. Dunlap	2018	$850,000	$0	$1,274,999	$1,274,998	$3,092,224	$195,366	$6,687,587
President & Chief	2017	850,000	0	1,274,991	1,275,000	3,340,603	131,209	6,871,803
Executive Officer	2016	887,500	0	0	3,000,000	3,471,750	137,375	7,496,625
Westervelt T. Ballard, Jr.	2018	$433,333	$0	$395,998	$396,003	$703,462	$96,281	$2,025,077
Executive Vice	2017	400,000	0	300,001	299,999	731,939	59,263	1,791,202
President, Chief Financial Officer, and Treasurer	2016	371,419	0	0	523,125	681,134	57,364	1,633,042
Robert S. Taylor	2018	$201,613	$1,716,000(6)	$413,708	$413,711	$691,114	$186,975	$3,623,121
Executive Vice	2017	459,680	0	413,716	413,711	1,180,674	196,460	2,664,241
President, Chief Financial Officer and Treasurer	2016	479,960	0	0	973,440	1,137,963	206,626	2,797,989
Brian K. Moore	2018	$501,925	$0	$376,442	$376,446	$988,774	$206,997	$2,450,584
Executive	2017	501,925	0	376,448	376,442	1,057,995	156,218	2,469,028
Vice President	2016	524,069	0	0	885,750	1,048,615	129,052	2,587,486
A. Patrick Bernard	2018	$355,725	$0	$266,792	$266,795	$687,353	$176,990	$1,753,655
Executive	2017	355,725	$0	266,790	266,793	774,725	132,336	1,796,369
Vice President	2016	371,419	0	0	627,750	737,633	138,767	1,875,569
William B. Masters	2018	$409,360	$0	$230,260	$307,021	$705,464	$112,157	$1,764,262
Executive Vice	2017	409,360	$0	307,015	307,021	796,374	102,944	1,922,714
President and General Counsel	2016	427,420	0	0	602,000	722,250	102,587	1,854,257

(1)

Mr. Taylor retired as Executive Vice President, Chief Financial Officer and Treasurer on March 1, 2018, after 22 years of dedicated service to the Company as its first Chief Financial Officer. Mr. Taylor served as a senior advisor following his retirement for a one-year period. Mr. Ballard’s salary was increased from $400,000 to $440,000 in connection with his promotion to Chief Financial Officer and Treasurer, effective as of March 1, 2018.

(2)

The amounts reported in this column represent the grant date fair value of the RSUs that we granted to the NEOs. NEOs’ real pay values from RSUs will not compare or match to the values reported in the table above. For a discussion of valuation assumptions, see Note 5 to our consolidated financial statements included in our 2018 Annual Report for the fiscal year ended December 31, 2018. Please see the “Grants of Plan-Based Awards Table During 2018” for more information regarding the stock awards we granted in 2018 and “Executive Compensation — Compensation Discussion and Analysis-Long-Term Incentives” sets forth additional information related to RSUs.

(3)

The Black-Scholes option model is used to determine the grant date fair value of the options that we grant to the NEOs. NEOs’ real pay values from the stock options will not compare or match to the values reported in the table above. For additional information, refer to “Executive Compensation — Compensation Discussion and Analysis-Long-Term Incentives” and “Grants of Plan-Based Awards Table During 2018.” For a discussion of valuation assumptions, see Note 5 to our consolidated financial statements included in our 2018 Annual Report for the fiscal year ended December 31, 2018. See the “Grants of Plan-Based Awards Table During 2018” for more information regarding the option awards we granted in 2018.

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EXECUTIVE COMPENSATION

(4)

Amounts disclosed for 2018 reflect the AIP payout received by our NEOs and the aggregate cash payout of PSUs with a performance period ending on the last day of 2018. Please see the “Executive Compensation — Compensation Discussion and Analysis — Long-Term Incentives” for more information regarding the AIP and PSUs.

Name	AIP Payout	PSU Payout
David D. Dunlap	$962,224	$2,130,000
Westervelt T. Ballard, Jr.	$332,061	$ 371,401
Robert S. Taylor	—	$ 691,114
Brian K. Moore	$359,856	$ 628,918
A. Patrick Bernard	$241,615	$ 445,738
William B. Masters	$278,044	$ 427,420

(5)

For 2018, the amount includes (i) annual contributions to the NEOs’ retirement account under our SERP and matching contributions to our 401(k) plan, (ii) life insurance premiums paid by the Company and (iii) the value of perquisites, consisting of premium payments made under the ArmadaCare program, the provision of an automobile allowance, including fuel and maintenance costs, commuting expenses and accrued dividend equivalents for outstanding time-based stock awards that were granted, but had not vested until 2018 at which time dividends were paid, as set forth below:

Name	SERP Contributions	401(k) Contributions	Life Insurance Premiums	ArmadaCare	Automobile and Commuting	Dividends
David D. Dunlap	$136,545	$11,000	$1,278	$14,472	$20,490	$11,581
Westervelt T. Ballard, Jr.	$ 56,048	$11,000	$1,278	$14,472	$11,464	$ 2,019
Robert S. Taylor	$154,715	$11,000	$ 722	$14,472	$ 2,308	$ 3,758
Brian K. Moore	$172,028	$11,000	$1,278	$ 9,672	$ 9,600	$ 3,419
A. Patrick Bernard	$126,898	$11,000	$1,278	$14,472	$20,919	$ 2,423
William B. Masters	$ 73,015	$11,000	$1,278	$14,472	$10,533	$ 1,859

(6)	In light of the contributions made to the Company during his 22-year tenure as Chief Financial Officer, the Compensation Committee awarded Mr. Taylor a discretionary bonus of $1,716,000.

41

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards During 2018

The following table presents additional information regarding PSU, RSU, stock option awards granted to our NEOs during the year ended December 31, 2018.

Name	Grant Date(2)	No. of Units Granted Under Non-Equity Incentive Plan Awards(3)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum

David D. Dunlap
AIP(1)			$637,500	$1,275,000	$2,550,000
PSUs	1/15/2018	25,500	$1,275,000	$2,550,000	$5,100,000
RSUs	1/15/2018					112,732			$1,274,999
Stock Options	1/15/2018						222,125	$11.31	$1,274,998

Westervelt T. Ballard, Jr.
AIP(1)			$220,000	$440,000	$880,000
PSUs	1/15/2018	6,000	$300,000	$600,000	$1,200,000
RSUs	1/15/2018					26,525			$299,998
Stock Options	1/15/2018						52,265	$11.31	$300,001
PSUs	3/1/2018	1,920	$96,000	$192,000	$384,000
RSUs	3/1/2018					11,215			$96,000
Stock Options	3/1/2018						21,622	$8.56	$96,002

Robert S. Taylor
AIP(1)			$—	$—	$—
PSUs	1/15/2018	8,274	$413,700	$827,400	$1,654,800
RSUs	1/15/2018					36,579			$413,708
Stock Options	1/15/2018						72,075	$11.31	$413,711

Brian K. Moore
AIP(1)			$238,414	$476,829	$953,658
PSUs	1/15/2018	7,529	$376,450	$752,900	$1,505,800
RSUs	1/15/2018					33,284			$376,442
Stock Options	1/15/2018						65,583	$11.31	$376,446

A. Patrick Bernard
AIP(1)			$160,076	$320,153	$640,305
PSUs	1/15/2018	5,336	$266,800	$533,600	$1,067,200
RSUs	1/15/2018					23,589			$266,792
Stock Options	1/15/2018						46,480	$11.31	$266,795

William B. Masters
AIP(1)			$184,212	$368,424	$736,848
PSUs	1/15/2018	6,140	$307,000	$614,000	$1,228,000
RSUs	1/15/2018					20,359			$230,260
Stock Options	1/15/2018						53,488	$11.31	$307,021

(1)

The amounts shown reflect possible payments under our 2018 AIP under which the NEOs were eligible to receive a cash bonus based on achievement of certain pre-established performance measures. Please see “Executive Compensation—Compensation Discussion and Analysis” for more information regarding our 2018 AIP.

(2)

On December 7, 2017, the Compensation Committee approved the PSU, RSU and stock option awards for each of our NEOs, which were granted on January 15, 2018. Mr. Ballard received an additional grant of PSUs, RSUs and stock options in connection with his promotion to Chief Financial Officer and Treasurer.

(3)

The amounts shown reflect PSU grants under our 2018 LTI plan. The PSUs have a 3-year performance period during which the PSUs granted on January 15, 2018 have a performance period of January 1, 2018 through December 31, 2020. In addition, the PSUs vest on December 31, 2020, subject to continued employment through the applicable vesting date. Please see “Executive Compensation—Compensation Discussion and Analysis” for more information regarding the PSUs and the LTI awards made by the Compensation Committee.

(4)

The stock options were granted as part of the 2018 LTI plan and vest one-third annually over a 3-year period, commencing January 15, 2019. Please see “Executive Compensation—Compensation Discussion and Analysis” for more information regarding the LTI awards made by the Compensation Committee.

42

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2018 Year-End

The following table sets forth the outstanding equity awards held by our NEOs as of December 31, 2018.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
David D. Dunlap
	144,370	—	$25.49	04/28/2020	159,875	$535,581	—	—
	60,211	—	$34.60	12/10/2020
	66,716	—	$28.59	12/08/2021
	36,960	—	$28.57	02/10/2022
	160,356	—	$23.03	01/15/2023
	215,827	—	$26.02	01/15/2024
	240,000	—	$17.27	01/15/2025
	554,017	277,008	$9.76	01/15/2026
	50,838	101,674	$18.03	01/15/2027
	—	222,125	$11.31	01/15/2028
Westervelt T. Ballard, Jr.
	8,432	—	$28.59	12/08/2021	48,832	$ 163,587	—	—
	3,317	—	$28.57	02/10/2022
	18,065	—	$23.03	01/15/2023
	28,010	—	$26.02	01/15/2024
	41,850	—	$17.27	01/15/2025
	96,607	48,303	$9.76	01/15/2026
	11,962	23,923	$18.03	01/15/2027
	—	52,265	$11.31	01/15/2028
	—	21,622	$8.56	03/01/2028
Robert S. Taylor
	27,655	—	$20.30	12/10/2019	51,876	$ 173,785	—	—
	40,725	—	$21.93	04/01/2020
	18,246	—	$34.60	12/10/2020
	20,237	—	$28.59	12/08/2021
	13,419	—	$28.57	02/10/2022
	51,615	—	$23.03	01/15/2023
	70,032	—	$26.02	01/15/2024
	77,875	—	$17.27	01/15/2025
	89,883	179,768	$9.76	01/15/2026
	16,496	32,991	$18.03	01/15/2027
	—	72,075	$11.31	01/15/2028
Brian K. Moore
	44,276	—	$23.29	01/31/2021	47,203	$ 158,130	—	—
	40,077	—	$28.09	01/31/2022
	46,971	—	$23.03	01/15/2023
	63,723	—	$26.02	01/15/2024
	70,860	—	$17.27	01/15/2025
	163,574	81,786	$9.76	01/15/2026
	15,010	30,019	$18.03	01/15/2027
	—	65,583	$11.31	01/15/2028
A. Patrick Bernard
	22,712	—	$20.30	12/10/2019	33,453	$112,068
	40,725	—	$21.93	04/01/2020
	14,984	—	$34.60	12/10/2020
	16,621	—	$28.59	12/08/2021
	5,666	—	$28.57	02/10/2022
	33,291	—	$23.03	01/15/2023
	45,162	—	$26.02	01/15/2024
	50,220	—	$17.27	01/15/2025
	115,929	57,963	$9.76	01/15/2026
	10,638	21,275	$18.03	01/15/2027
	—	46,480	$11.31	01/15/2028

43

EXECUTIVE COMPENSATION

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
William B. Masters
	16,939	—	$20.30	12/10/2019	38,497	$ 128,965	—	—
	32,000	—	$21.93	04/01/2020
	11,175	—	$34.60	12/10/2020
	12,395	—	$28.59	12/08/2021
	7,461	—	$28.57	02/10/2022
	30,470	—	$23.03	01/15/2023
	43,309	—	$26.02	01/15/2024
	48,160	—	$17.27	01/15/2025
	111,173	55,586	$9.76	01/15/2026
	12,242	24,483	$18.03	01/15/2027
	—	53,488	$11.31	01/15/2028

(1)	Options vest ratably over a 3-year period from the date of grant, subject to continued employment through the vesting date.

(2)	The RSUs held by our NEOs as of December 31, 2018 vest as follows, subject to continued service through the vesting date:

Name	Total Unvested RSUs	Vesting Schedule
David D. Dunlap	159,875	61,150 shares vesting on 1/15/19
		61,148 shares vesting on 1/15/20
		37,577 shares vesting on 1/15/21
Westervelt T. Ballard, Jr.	48,832	18,127 shares vesting on 1/15/19
		18,126 shares vesting on 1/15/20
		12,579 shares vesting on 1/15/21
Robert S. Taylor	51,876	19,842 shares vesting on 1/15/19
		19,841 shares vesting on 1/15/20
		12,193 shares vesting on 1/15/21
Brian K. Moore	47,203	18,055 shares vesting on 1/15/19
		18,054 shares vesting on 1/15/20
		11,094 shares vesting on 1/15/21
A. Patrick Bernard	33,453	12,795 shares vesting on 1/15/19
		12,795 shares vesting on 1/15/20
		7,863 shares vesting on 1/15/21
William B. Masters	38,497	14,725 shares vesting on 1/15/19
		14,724 shares vesting on 1/15/20
		9,048 shares vesting on 1/15/21

(3)	Based on the closing price of our common stock on December 31, 2018 of $3.35, as reported on the NYSE.

44

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested in 2018

The following table sets forth certain information regarding the exercise of stock options and the vesting of RSUs during the fiscal year ended December 31, 2018 for each of our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
David D. Dunlap	—	—	52,524	$594,046
Westervelt T. Ballard, Jr.	—	—	10,595	$119,829
Robert S. Taylor	—	—	17,043	$192,756
Brian K. Moore	—	—	15,508	$175,395
A. Patrick Bernard	—	—	10,991	$124,308
William B. Masters	—	—	8,906	$100,727

(1)	Mr. Masters’ value excludes 2,581 deferred RSUs to be distributed upon retirement in 5 equal annual installments.

(2)	Value realized is calculated based on the closing sale price on the vesting date of the award.

45

EXECUTIVE COMPENSATION

RETIREMENT BENEFIT PROGRAMS

Supplemental Executive Retirement Plan

The SERP provides retirement benefits to the Company’s executive officers and certain other designated key employees. The SERP is an unfunded, non-qualified defined contribution retirement plan and all contributions under the SERP are in the form of credits to a notional account maintained for each participant. The Company may elect to set aside funds in a rabbi trust to cover the benefits under the SERP, though the funds remain subject to the claims of the Company’s creditors.

Contributions:    Under the SERP, the Company generally makes annual contributions ranging from 2.5% to 25% of salary and annual cash bonus based on the participant’s age and years of service. Executives whose combined age and years of service was at least 55 as of December 31, 2008, receive higher annual contributions, ranging from 10% to 35% of base salary and annual cash bonus. The highest annual contribution made for an NEO during 2018 was 25%. The Compensation Committee, in its sole discretion, may also make discretionary contributions to a participant’s SERP account.

Vesting:    A participant vests in his SERP account upon the earliest to occur of: (i) attaining six years of service (including service prior to the adoption of the SERP), upon which amounts in the SERP account vest in 20% annual increments provided the participant remains employed; (ii) attaining age 65; (iii) a change of control; (iv) becoming disabled; or (v) termination of the participant’s employment without cause by the Company. Regardless of their vested status, participants will forfeit all benefits under the SERP if they are terminated for cause or, if within 36 months after a termination without cause, engage in any activity in competition with any activity of the Company or inimical, contrary or harmful to the interests of the Company.

Earnings:    Following the end of each plan year, SERP credits are adjusted to reflect earnings on the average daily balance of the notional accounts during the year, at a rate of interest equal to the Company’s after-tax long-term borrowing rate for the year.

Payout: Upon separation from service, participants are paid their vested SERP accounts in a lump sum or installments, as elected by the participant, commencing seven months after separation from service.

Nonqualified Deferred Compensation Plan (NQDC Plan)

The NQDC Plan provides an income deferral opportunity for executive officers and certain senior managers of the Company who qualify for participation. Participants may also defer all or a portion of the common stock due upon vesting of RSU awards. The NQDC Plan is unfunded, but the Company may elect to set aside funds in a rabbi trust to cover the benefits under the plan, though the funds remain subject to the claims of the Company’s creditors.

Contributions:    Participants in the NQDC Plan may make an advance election each year to defer up to 75% of base salary, 100% of their annual bonus and 50% of the cash payout value of any PSUs. The Compensation Committee, in its sole discretion, may provide a match of up to 100% of the deferrals; however, the Company has never elected to grant a match.

Vesting:    Participants are immediately 100% vested in their benefits under the NQDC Plan.

Earnings:    Participants may choose from a variety of investment options to invest their deferrals over the deferral period. Participants earn a rate of return on their NQDC Plan account that approximates the rate of return that would be provided by certain specified mutual funds that participants may designate from a list of available funds selected by the NQDC Plan administrative committee.

Payout:    Benefits are paid in either a lump-sum or in equal annual installments over a 2- to 15-year period, as elected by the participant. Generally, benefits that are due as a result of a termination of service are paid or commence in the seventh month after termination. However, only participants who are at least age 55 with at least five years of service at termination are eligible to receive or continue receiving installment distributions following termination.

See “Executive Compensation — Compensation Discussion and Analysis” for more information on these retirement programs.

46

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation and Supplemental Executive Retirement Plan Contribution for 2018

Name	Executive Contributions in 2018(1)	Registrant Contributions in 2018(2)	Aggregate Earnings in 2018		Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/18
David D. Dunlap
NQDC Plan	—	—	$(29,465	)(3)	—	$358,101
SERP	—	$136,545	55,874	(4)	—	$1,150,004
Westervelt T. Ballard, Jr.
NQDC Plan	—	—	—		—	—
SERP	—	$56,048	$9,078	(4)	—	$220,729
Robert S. Taylor
NQDC Plan	—	—	—		—	—
SERP	—	$154,715	$110,224	(4)	—	$2,153,901
Brian K. Moore
NQDC Plan	—	—	—		—	—
SERP	—	$172,028	$42,694	(4)	—	$946,590
A. Patrick Bernard
NQDC Plan	—	—	$(209,580	)(3)	—	$7,351,423
SERP	—	$126,898	$65,937	(4)	—	$1,322,838
William B. Masters
NQDC Plan	$ 240,029	—	$(158,483	)(3)	—	$1,034,407
SERP	—	$73,015	$33,115	(4)	—	$673,653

(1)

Of the contributions reflected in this column, the following contribution is part of the total compensation for 2018 and is included under the Salary column in the “Summary Compensation Table” herein: Mr. Masters — $40,936. The remainder of the contributions reported in this column for Mr. Masters is part of the total compensation reported for 2017, but paid in 2018.

(2)	The amounts reflected are part of each executive’s total compensation for 2018 and are included under the All Other Compensation column in the “Summary Compensation Table.”

(3)

With regard to the NQDC Plan, participant contributions are treated as if invested in one or more investment vehicles selected by the participant. The annual rate of return for these funds for fiscal year 2018 was as follows:

Fund	One Year Total Return
Nationwide VIT Money Market V	1.44%
JPMorgan IT Core Bond 1	0.05%
Vanguard VIF Total Bond Market Index	-0.21%
MFS VIT Value Svc	-10.36%
Fidelity VIP Index 500 Initial	-4.49%
American Funds IS Growth 2	-0.25%
JPMorgan IT Mid Cap Value 1	-11.84%
Janus Henderson VIT Enterprise Svc	-0.66%
DFA VA U.S. Targeted Value	-15.87%
Vanguard VIF Small Company Growth Inv	-7.22%
MFS VIT II International Value Svc	-9.72%
Invesco VIF International Growth I	-14.98%
Vanguard VIF REIT Index	-5.35%
Franklin Templeton VIP Global Bond I	2.21%
Vanguard VIF Mid Cap Index	-9.33%
DWS Small Cap Index VIP A	-11.23%
Nationwide VIT International Index I	-13.81%

(4)	Pursuant to the terms of the SERP, aggregate earnings for 2018 were calculated at a rate of interest equal to 5.82%, which was our after-tax long-term borrowing rate.

47

EXECUTIVE COMPENSATION

CEO PAY RATIO

The following is a reasonable estimate of the pay ratio of our median compensated employee compared to our CEO based on the “2018 Summary Compensation Table” data and real pay data discussed in the “Executive Compensation—Compensation Discussion and Analysis-CEO Real Pay Analysis”:

CEO Pay Ratio
	Compensation Table Pay	Real Pay(1)
Pay Ratio	67:1	41:1

(1)

Real pay includes salary, payouts from the AIP, PSUs and the value of vested RSUs (valuing the shares based on the closing price at year-end) and the gain on the exercise of any stock options. See “Executive Compensation—Compensation Discussion and Analysis-CEO Real Pay Analysis” for additional information.

In 2018, there were no changes to our employee population or employee compensation arrangements that we believe would have significantly impacted the CEO pay ratio disclosure. As a result, our median compensated employee remained the same as identified in 2017 as allowed by the SEC rules.

To summarize the methodology we used in identifying the median compensated employee in 2017, we consistently applied the compensation measure of total taxable compensation which included base salary, overtime, bonuses, long-term incentives and any other type of taxable compensation. In our analysis, we included all part-time and full-time U.S. and non-U.S. employees who were employed by the Company as of December 31, 2017. The 5% de minimis exception was applied, allowing the exclusion of non-U.S. employees if they account for 5% or less of our total employees. Non-U.S. employees were excluded under the 5% de minimis exception from Indonesia, Trinidad and Tobago, India and Colombia. The exclusion of non-U.S. employees represented less than 5% of our total number of employees. Given that we have global operations and employees located in many locations, pay and reporting systems and pay practices vary depending on the region. As a result, assumptions, adjustments and estimates were consistently applied to identify the annual total taxable compensation of the median compensated employee. In addition, anomalies related to compensation were excluded as allowed by the SEC. We selected December 31, 2017 as the date to identify our median compensated employee. Based on the methodology described above, our median compensated employee is an hourly field training employee who has worked for our Company for seven years.

In 2018, our median compensated employee earned an annual total compensation of $100,114. The increase in our median compensated employee’s pay was primarily due to increased overtime and not a change in pay structure. Our CEO’s compensation reflected in the Summary Compensation was $6,687,587. As a result, the pay ratio between our CEO’s total annual compensation and our median compensated employee’s total annual compensation was 67:1 in 2018. The pay ratio between our CEO’s real pay and our median compensated employee’s real pay was 41:1 in 2018.

48

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

In addition to the post-employment benefits under the Company’s 401(k) plan, the SERP and the NQDC Plan, each of our NEOs are entitled to severance benefits upon termination of employment, including in connection with a change of control of the Company under their employment agreements. See also “Executive Compensation — Compensation Discussion and Analysis” for additional information.

Below is a description of the employment agreements and Change of Control Severance Plan in place with each of our NEOs. As required by the SEC’s disclosure rules, we have included disclosure quantifying the potential payments to our NEOs under various termination and change of control scenarios based on the agreements in place as of December 31, 2018.

Executive Employment Agreements and Severance Program

Employment Agreements — All NEOs.    All of our NEOs are party to the same form of employment agreement. The initial term of each employment agreement is three years and the term automatically extends for an additional year on the second anniversary and each subsequent anniversary, unless prior written notice not to extend the term is provided by the Company or the NEO. The employment agreements entitles our NEOs to:

•	a base salary;

•	eligibility for annual incentive bonuses and LTI awards as approved by the Compensation Committee;

•	participation in the retirement and welfare benefit plans of the Company; and

•	participation in our Change of Control Severance Plan.

Termination due to Incapacity, No Cause, Good Reason without a Change of Control.    If (1) the Company terminates an NEO’s employment (a) due to incapacity or (b) without cause or (2) the NEO terminates his employment for good reason as defined in the employment agreement and the termination under (1)(b) or (2) is not due to a change of control, then the Company will pay or provide the NEO:

•

the NEO’s base salary through the date of termination, any earned but unpaid cash incentive compensation for the preceding calendar year, any rights under the terms of equity awards and any medical or other welfare benefits required by law (the Accrued Amounts);

•	a lump sum payment equal to:

○	two times the sum of the NEO’s annual salary plus target annual bonus; and

○	the NEO’s pro-rated target annual bonus for the year of termination; and

•	Company-paid healthcare continuation benefits for up to 24 months for the NEO and the NEO’s spouse and/or family (the Welfare Continuation Benefit).

The payments and benefits described above (other than the Accrued Amounts) are subject to the NEO’s timely execution of a release of claims in favor of the Company.

Termination for No Cause or Good Reason with Change of Control.    If the NEO is terminated by the Company without cause or if the NEO terminates his employment for good reason and the termination occurs within 6 months before or 24 months after a change of control, then the Company will be required to pay or provide:

•	the Accrued Amounts;

•	a cash severance payment pursuant to the terms of our Change of Control Severance Plan described below;

•	a lump sum amount equal to the NEO’s pro-rated target annual bonus for the year of termination;

•	outplacement services for one year after termination at a cost of up to $10,000; and

•	the Welfare Continuation Benefit.

The payments and benefits described above (other than the Accrued Amounts) are subject to the NEO’s

49

EXECUTIVE COMPENSATION

timely execution of a release of claims in favor of the Company. The Company does not provide excise tax gross-ups under the employment agreements or Change of Control Severance Plan discussed below.

Termination for Cause, Death or Without Good Reason.    If the NEO is terminated by the Company for cause, due to the NEO’s death or by the NEO without good reason, then the Company will only be required to pay to the NEO or the NEO’s estate the Accrued Amounts.

Each employment agreement contains an indefinite confidentiality and protection of information covenant and a mutual non-disparagement covenant for one year after termination of employment. If the NEO is terminated by the Company for cause or if the NEO terminates the NEO’s employment without good reason, the NEO will also be bound by a non-compete and non-solicitation covenant for one year after the date of the NEO’s termination.

Change of Control Severance Plan.    Each NEO participates in the Company’s Change of Control Severance Plan and is eligible to receive certain cash severance payments upon a termination of employment without cause or for good reason that occurs within 6 months before or 24 months after a change of control. The potential severance payments due under the plan are determined as of the date of the change of control, based on a sharing pool that is calculated as a percentage of the transaction value (with the sharing pool increasing or decreasing as the transaction value increases or decreases, respectively). The Company does not provide excise tax gross-ups under our severance plan.

Calculation of change of control severance benefits.    The severance benefit is equal to each participant’s portion of the total cash available in the sharing pool. Each participant’s severance benefit will be determined based on the date of the change of control and will ensure: (1) each participant receives the same percentage of the total net after-tax benefit that would be received by all participants under the plan as the participant’s percentage interest; and (2) the total net after-tax benefit received by all participants is maximized.

Determination of “sharing pool.”    The total severance benefits payable under the plan may not exceed the “sharing pool.” The sharing pool is determined based on the transaction value as defined in the plan at the time of the change of control as follows:

Transaction Value (in Billions)	Sharing Pool (6 Executives)	Sharing Pool as a Percentage of Transaction Value (Approximate)
$1.0	$14,200,000	1.42%
$2.0	$17,125,601	0.86%
$2.5	$17,726,908	0.71%
$3.0	$18,345,266	0.61%
$3.5	$18,981,202	0.54%

If the actual transaction value at the time of a change of control falls between the transaction values shown above, the sharing pool will be interpolated. If the transaction value is greater than the transaction values identified above, the sharing pool value will increase linearly. The Compensation Committee will determine the sharing pool should the applicable transaction value fall outside the values above. In addition, the sharing pool values will be adjusted if new participants are added to or removed from the plan between the effective date of the plan and the date of the change of control. Specifically, the sharing pool will be decreased or increased, as applicable, by the amount that is equal to the applicable transaction value multiplied by 0.07% or 0.04% if the individual is in the top half or bottom half, respectively, of participants ranked by their “combined compensation” (as defined in the plan), as determined by the Compensation Committee. Under the plan, a participant’s “combined compensation” is the sum of the participant’s base salary, target bonus and unvested LTI, as those terms are defined in the plan.

Calculation of participant’s percentage interest in the sharing pool.    Each participant’s interest or “participation alignment” in the sharing pool is initially

50

EXECUTIVE COMPENSATION

determined by dividing the participant’s “combined compensation” by the sum of the combined compensation for all participants, thus resulting in a percentage amount for each participant which, add up to 100%. The difference between the participation alignment of the participant with the highest combined compensation and the participation alignment of the participant with the second highest combined compensation of all the participants as of the date of the change of control may not exceed the percentage that is equal to (1/n)% +12%, where n is the number of participants as of the date of the change of control. If necessary, the participation alignment of the participant with the highest combined compensation as of the date of the change of control will be decreased and the participation alignments of each of the other participants increased on a pro rata basis so that (1) the rule contained in the preceding sentence is respected and (2) the sum of the participation alignments of all participants is equal to 100% (effectively capping the highest paid NEO’s benefit).

Equity Awards

Upon the termination of an NEO’s employment due to retirement, death or disability or a termination without cause by the Company, the Compensation Committee, in its discretion, may elect to accelerate the vesting of the awards and a pro-rata portion of PSUs will remain outstanding and will be valued and paid in accordance with their terms for NEOs or those participating in the Change of Control Severance Plan as of year-end of the qualifying termination event. However, beginning in 2019, accelerated vesting of NEO equity awards will only occur upon (1) the retirement, death or disability of the NEO prior to the end of the applicable performance period; or (2) termination of the NEO’s employment (i) by the

Company without cause or (ii) by the NEO for good cause as defined in the employment agreement, if termination under (i) or (ii) occurs after a change of control.

Except as otherwise noted, the following table quantifies the potential payments to our NEOs under their employment arrangements and our Change of Control Severance Plan discussed above, for various scenarios involving a change of control or termination of employment of each of our NEOs in such position at the end of the year, assuming a December 31, 2018 termination date and where applicable, using the closing price of our common stock of $3.35 (as reported on the NYSE as of December 31, 2018). Excluded are benefits provided to all employees, such as accrued vacation and benefits provided by third parties under our life and other insurance policies. Also excluded are benefits our NEOs would receive upon termination of employment under the SERP and the NQDC Plan, as described above, as well as benefits under our 401(k) plan. The table also assumes the following:

•	the number of participants in the Change of Control Severance Plan is six;

•	Mr. Taylor did not participate in the Change of Control Severance Plan as a result of his retirement on March 1, 2018;

•

the transaction value on December 31, 2018 is $1.695 billion (estimated value assumes equity based on our December 29, 2018 closing stock price plus all outstanding debt reflected on the December 31, 2018 balance sheet); and

•	the corresponding sharing pool is $16,233,292.

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EXECUTIVE COMPENSATION

Name	Lump Sum Severance Payment	Outstanding Unvested Options	Outstanding RSUs	Outstanding PSUs	Health Benefits	Tax Gross-Up	Total
David D. Dunlap
• Retirement	n/a	n/a	n/a	(2)	n/a	n/a	—
• Death	n/a	n/a	$ 535,581	(2)	n/a	n/a	$ 535,581
• Disability/Incapacity	$ 5,525,000	n/a	$ 535,581	(2)	$75,757	n/a	$ 6,136,338
• Termination– No Cause	$ 5,525,000	n/a	n/a	(2)	$75,757	n/a	$ 5,600,757
• Termination – Good Reason	$ 5,525,000	n/a	n/a	(2)	$75,757	n/a	$ 5,600,757
• Termination in connection with Change of Control(1)	$ 4,899,243	n/a	$ 535,581	$10,200,000	$75,757	n/a	$15,710,581
Westervelt T. Ballard, Jr.
• Retirement	n/a	n/a	n/a	(2)	n/a	n/a	—
• Death	n/a	n/a	$ 163,587	(2)	n/a	n/a	$ 163,587
• Disability/Incapacity	$ 2,200,000	n/a	$ 163,587	(2)	$75,757	n/a	$ 2,439,344
• Termination – No Cause	2,200,000	n/a	n/a	(2)	$75,757	n/a	$ 2,275,757
• Termination – Good Reason	2,200,000	n/a	n/a	(2)	$75,757	n/a	$ 2,275,757
• Termination in connection with Change of Control(1)	$ 4,066,644	n/a	$ 163,587	$ 2,784,000	$75,757	n/a	$ 7,089,988
Brian K. Moore
• Retirement	n/a	n/a	n/a	(2)	n/a	n/a
• Death	n/a	n/a	$ 158,130	(2)	n/a	n/a	$ 158,130
• Disability/Incapacity	$ 2,434,336	n/a	$ 158,130	(2)	$51,024	n/a	$ 2,643,490
• Termination – No Cause	$ 2,434,336	n/a	n/a	(2)	$51,024	n/a	$ 2,485,360
• Termination – Good Reason	$ 2,434,336	n/a	n/a	(2)	$51,024	n/a	$ 2,485,360
• Termination in connection with Change of Control(1)	$ 2,442,485	n/a	$ 158,130	$ 3,011,600	$51,024	n/a	$ 5,663,239
A. Patrick Bernard
• Retirement	n/a	n/a	n/a	(2)	n/a	n/a
• Death	n/a	n/a	$ 112,071	(2)	n/a	n/a	$ 112,071
• Disability/Incapacity	$ 1,671,908	n/a	$ 112,071	(2)	$75,757	n/a	$ 1,859,736
• Termination – No Cause	$ 1,671,908	n/a	n/a	(2)	$75,757	n/a	$ 1,747,665
• Termination – Good Reason	$ 1,671,908	n/a	n/a	(2)	$75,757	n/a	$ 1,747,665
• Termination in connection with Change of Control(1)	$ 1,744,426	n/a	$ 112,071	$ 2,134,400	$75,757	n/a	$ 4,066,654
William B. Masters
• Retirement	n/a	n/a	n/a	(2)	n/a	n/a	—
• Death	n/a	n/a	$ 128,965	(2)	n/a	n/a	$ 128,965
• Disability/Incapacity	$ 1,923,992	n/a	$ 128,965	(2)	$75,757	n/a	$ 2,128,714
• Termination – No Cause	$ 1,923,992	n/a	n/a	(2)	$75,757	n/a	$ 1,999,749
• Termination – Good Reason	$ 1,923,992	n/a	n/a	(2)	$75,757	n/a	$ 1,999,749
• Termination in connection with Change of Control(1)	$ 3,519,625	n/a	$ 128,965	$ 2,456,000	$75,757	n/a	$ 6,180,347

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EXECUTIVE COMPENSATION

(1)

Certain of the benefits described in the table would be achieved in the event of a change of control alone and would not require a termination of the NEO’s employment. In particular, pursuant to the terms of our incentive award plans and the individual award agreements, upon a change of control as defined in the plans, (i) all outstanding stock options would immediately vest, (ii) all restrictions on outstanding RSUs would lapse and (iii) all outstanding PSUs would be paid out as if the maximum level of performance had been achieved. In addition to the amounts set forth in the table above, upon a qualifying termination in connection with a change of control, each NEO is also entitled to outplacement assistance of up to $10,000.

The total cash severance due to a change of control for our CEO, Mr. Dunlap, is less than 3x the sum of his base salary identified in the Summary Compensation Table and his target bonus in 2018. The lump sum severance payment due to each NEO would consist of the following:

Name	Change of Control Severance Plan Payment	Target Bonus Payment	Total Cash Severance Payment	Total Cash Severance Multiple of Base Salary + Target Bonus
David D. Dunlap	$3,624,243	$1,275,000	$4,899,243	2.3x
Westervelt T. Ballard, Jr.	$3,626,644	$440,000	$4,066,644	4.6x
Brian K. Moore	$1,965,656	$476,829	$2,442,485	2.5x
A. Patrick Bernard	$1,424,273	$320,153	$1,744,426	2.6x
William B. Masters	$3,151,201	$368,424	$3,519,625	4.5x

(2)

Pursuant to the terms of the PSU award agreements, if an NEO’s employment terminates prior to the end of the applicable performance period as a result of retirement, death, disability, or termination for any reason other than the voluntary termination by the NEO or termination by the Company for cause, then the NEO retains a pro-rata portion of the NEO’s then-outstanding PSUs based on the NEO’s employment during the performance period and the remaining units will be forfeited. The retained units will be valued and paid out to the NEO in accordance with their original payment schedule based on the Company’s achievement of the applicable performance criteria. Upon a voluntary termination by the NEO or a termination by the Company for cause, all outstanding units are forfeited.

53

RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019 (PROPOSAL 3)

The Audit Committee has selected KPMG as our independent registered public accounting firm (independent auditor) for the fiscal year ending December 31, 2019, which, as a matter of good corporate practice, we submit to our stockholders for ratification. If the selection is not ratified by our stockholders, the Audit Committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that a change would be in the best interests of the Company and our stockholders.

KPMG has audited the Company’s financial statements since 1995 and received support from our stockholders, approving KPMG’s appointment as our independent auditor in 2018. The Audit Committee took a number of factors into consideration in determining whether to reappoint KPMG as the Company’s independent auditor, including KPMG’s historical and recent performance of the Company’s audit, KPMG’s capabilities and expertise, its tenure as the Company’s independent auditor and its familiarity with our business and operations, the appropriateness of its professional fees and its independence.

Representatives of KPMG are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from our stockholders.

Our Audit Committee and Board unanimously recommend a vote FOR Proposal 3.

54

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 3)

Fees Paid to Independent Registered Public Accounting Firm

The following is a summary and description of fees billed to the Company for professional services rendered by KPMG in 2018, 2017 and 2016.

Fiscal Year Ended December 31
Fees	2018	2017	2016
Audit Fees(1)	$3,254,470	$3,201,583	$3,103,882
Audit-Related Fees(2)	—	$160,000	—
Tax and Statutory Reporting Fees(3)	$122,161	$170,735	$228,616
All Other Fees	—	—	—

(1)

Audit fees were for the audit of the annual consolidated financial statements and review of the quarterly consolidated financial statements, for the audit of internal controls over financial reporting and for services normally provided by KPMG in connection with statutory audits and review of documents filed with the SEC.

(2)	Audit fees for professional services related to SEC filings for debt offering.
(3)	Reflects fees for professional services rendered for tax compliance, tax advice, tax planning, statutory reporting and other international, federal and state projects.

Pre-Approval Process

The Audit Committee must pre-approve all audit and permissible non-audit services provided by the independent auditor and follows established approval procedures to ensure that the independent auditor’s independence will not be impaired. If services require specific pre-approval, the Company’s Chief Accounting Officer (CAO) submits requests along with a joint statement from the independent auditor as to whether, in the CAO’s view, the request for services is consistent with the SEC’s rules on auditor independence.

The Audit Committee delegated pre-approval authority for audit, audit-related, tax services and other services that may be performed by the independent auditor in the pre-approval policy to its chair and any pre-approval decisions are presented to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management its responsibility to pre-approve services to be performed by the Company’s independent auditor.

All audit and tax fees described above were approved by the Audit Committee before services were rendered.

55

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, the independent auditor’s qualifications, independence and performance, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee is comprised of four non-employee directors, each of whom meet the independence and financial literacy requirements under the SEC rules and NYSE listing standards, including the heightened NYSE independence requirements for audit committee members and three of whom qualify as an “audit committee financial expert” as defined by the SEC.

The Audit Committee operates under a written charter adopted by the Board that complies with all current regulatory requirements. The charter is reviewed at least annually. A copy of the charter can be found on the Company’s website at www.superiorenergy.com/about/corporate-governance/.

Management is responsible for preparing and presenting the Company’s financial statements and for maintaining appropriate accounting and financial reporting policies and practices, as well as internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. KPMG, our independent auditor, is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal controls over financial reporting. The members of the Audit Committee rely, without independent verification, on the information provided and representations made to them by management and KPMG.

In performing its oversight function over the course of the year, the Audit Committee, among other matters:

✓

reviewed and discussed with management, the Company’s internal auditor and KPMG the Company’s quarterly and annual earnings press releases, consolidated financial statements, Forms 10-Q and Form 10-K filed with the SEC, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

✓

reviewed and discussed with management, the Company’s internal auditor and KPMG management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and KPMG’s evaluation of the Company’s internal controls over financial reporting;

✓	reviewed significant business and financial reporting risks and periodically discussed with management the Company’s policies related to risk assessment and risk management;

✓

met in quarterly executive sessions with the Company’s internal auditor and KPMG, including to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the Company’s financial reporting;

✓

discussed with KPMG the matters required to be discussed by the independent auditor with the Audit Committee under the Public Company Accounting Oversight Board (PCAOB) applicable auditing standards, including Auditing Standard No. 1301, Communications with Audit Committees; as modified, reorganized or supplemented; and

✓

reviewed the policies and procedures for the engagement of KPMG, including the scope of the audit, audit fees, auditor independence matters and the extent to which KPMG may be retained to perform non-audit services.

The Audit Committee leads in the selection of the lead audit engagement partner, working with KPMG with input from management and annually reviews and assesses the performance of the KPMG audit team, including the lead audit engagement partner. Following this assessment and evaluation, the Audit Committee concluded that the selection of KPMG as the independent registered public accounting firm for fiscal year 2019 is in the best interest of the Company and its stockholders.

The Audit Committee also reviewed KPMG’s independence and as part of that review, received and discussed the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the

56

AUDIT COMMITTEE REPORT

independent auditor’s communications with the Audit Committee concerning independence. Additionally, as further described under “Pre-Approval Process,” the Company maintains an auditor independence policy that requires pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee considered whether KPMG’s provision of these non-audit services to us is consistent with its independence and concluded that it is.

Based on the reviews and discussions described above and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in our 2018 Annual Report for filing with the SEC.

THE AUDIT COMMITTEE
Harold J. Bouillion (Chair)
Peter D. Kinnear
Janiece M. Longoria
Michael M. McShane

57

CERTAIN TRANSACTIONS

Our practice has been that any transaction which would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the SEC, with respect to a director or executive officer, must be reviewed and approved by our Audit Committee. The Audit Committee reviews and investigates any matters pertaining to the integrity of our executive officers and directors, including conflicts of interest, or adherence to standards of business conduct required by our policies. We are currently not a party to any transactions requiring a disclosure.

58

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING

Why am I receiving this proxy statement?

Our Board is soliciting your proxy to vote at the Annual Meeting because you owned shares of our common stock at the close of business on April 8, 2019, the record date for the Annual Meeting and are entitled to vote at the Annual Meeting. This proxy statement, along with a proxy card or a VIC and a copy of our 2018 Annual Report, are being mailed to our stockholders on or about April 26, 2019. This proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares of our common stock.

On what matters will I be voting?

At the Annual Meeting, our stockholders will be asked to (i) elect the seven director nominees named in the proxy statement, (ii) approve the compensation of our NEOs on an advisory basis (the “say-on-pay” proposal) and (iii) ratify the appointment of KPMG as our independent registered public accounting firm for 2019.

When and where will the Annual Meeting be held?

The meeting will be held on Thursday, June 6, 2019 at 9:00 a.m. (Central Time) at our headquarters located at 1001 Louisiana Street, Houston, Texas, 77002. To obtain directions to our headquarters and vote in person, please contact us at (713) 654-2200.

How many votes may I cast?

You have one vote for every share of our common stock held on the record date for the Annual Meeting.

How many shares of our common stock are eligible to be voted?

As of the record date for the Annual Meeting, we had 155,956,600 shares of our common stock outstanding, each of which entitles the holder to one vote.

How many shares of our common stock must be present to hold the Annual Meeting?

Our Bylaws provide that a majority of the outstanding shares of our common stock entitled to vote generally in the election of directors, represented in person or by proxy, constitutes a quorum at a meeting of our stockholders. As of the record date, 77,978,301 shares of our common stock constitute a quorum. If you are a beneficial owner (as defined below) of shares of our common stock and you do not instruct your broker, bank or other nominee how to vote your shares on any of the proposals, your shares will be counted as present at the Annual Meeting for purposes of determining whether a quorum exists. In addition stockholders of record who are present at the Annual Meeting in person or by proxy will be counted as present at the Annual Meeting for purposes of determining whether a quorum exists, whether or not the holder abstains from voting on any or all of the proposals.

59

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING

What are my voting options on each proposal? How does our Board recommend that I vote? How many votes are required to approve each proposal?

Proposal	Your Voting Options	Board’s Recommendation	Vote Required to Approve the Proposal
No. 1: Elect the seven director nominees named in this proxy statement	You may vote “FOR” each nominee or choose to “WITHHOLD” your vote for all or none or one of the nominees	FOR each of the seven director nominees

Directors will be elected by plurality. That means the nominees who receive the greatest number of “FOR” votes will be elected, except that a nominee who receives a greater number of “WITHHOLD” than “FOR” votes must tender his resignation

No. 2: Approve the compensation of our NEOs on an advisory basis	You may vote “FOR” or “AGAINST” this proposal or “ABSTAIN” from voting	FOR approval of our executive compensation for 2018 as disclosed in this proxy statement	Affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote on the proposal
No. 3: Ratify KPMG as our independent registered public accounting firm for 2019	You may vote “FOR” or “AGAINST” this proposal or “ABSTAIN” from voting	FOR ratification of our selection of KPMG as our independent auditor for 2019	Affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote on the proposal

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the “stockholder of record.” In this case, we have sent the proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. You may also vote by mail, on the Internet or by telephone.

If your shares of our common stock are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in “street name.” In this case, the proxy materials have been forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by using the VIC included in the mailing or by following their instructions for voting by telephone or Internet. You should also be aware that you may not vote shares held in street name by returning a proxy card directly to us or by voting in person at the Annual Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Therefore, if you are the beneficial owner, for your vote to be counted you will need to communicate your voting decisions to your broker, bank or other nominee.

60

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING

What happens if I complete the proxy or VIC? What if I don’t vote for a proposal? On which proposals may my shares be voted without receiving voting instructions from me?

If you properly complete, sign, date and return a proxy or VIC, your shares will be voted as you specify.

If you are a stockholder of record and you do not submit voting instructions on your returned proxy card, your shares of our common stock will be voted in accordance with the recommendations of our Board, as provided above.

If you are a beneficial owner, under the rules of the NYSE, your broker, bank or other nominee may generally vote your shares on routine matters without receiving voting instructions from you but cannot vote your shares on non-routine matters. Of the proposals, only the ratification of the appointment of KPMG as our independent registered public accounting firm for 2019 is a routine matter. If your broker, bank or other nominee does not receive instructions from you on how to vote your shares on the remainder of the proposals, the organization will not have the authority to vote your shares of our common stock on those matters. This is generally referred to as a “broker non-vote.”

What are the effects of abstentions and broker non-votes on each proposal?

Abstentions will:

•	have no effect on the election of directors (Proposal 1).

•	have the effect of a vote “AGAINST” the remainder of the proposals (Proposal 2 and Proposal 3).

Broker non-votes will:

•

have no effect on the election of directors (Proposal 1) and the say-on-pay proposal (Proposal 2), as the stockholder of record of these shares is not entitled to vote on the specific matter without instructions from the beneficial owner.

•

not occur with respect to ratification of the appointment of KPMG as our independent registered public accounting firm for 2019 (Proposal 3), as this is a routine matter and a broker, bank or other nominee can vote on Proposal 3 without instructions from the beneficial owner. However, if the broker, bank or other nominee does not vote on Proposal 3, an abstention will occur.

61

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING

How do I vote?

You may vote using any of the following methods depending on if you are a stockholder of record or a beneficial owner. Stockholders of record can vote via the mail, telephone or internet 24 hours a day, seven days a week until 11:59 p.m. on June 5, 2019. We recommend that you follow the instructions on how to submit your voting instructions in the materials you receive from the organization.

Proxy card or VIC by mail: Be sure to complete, sign and date the card and return it in the prepaid envelope.

Telephone: Vote at 1-800-PROXIES (1-800-776-9437) in the U.S. or 1-718-921-8500 outside the U.S.

Internet: Vote at www.voteproxy.com. Please have your proxy card available when you access the website. The availability of telephone and internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee.

In person at the Annual Meeting: All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by properly designating such person as your proxy. If you are a beneficial owner of shares of our common stock, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot when you vote your shares at the Annual Meeting.

Can I change my vote?

Yes. Your proxy can be revoked or changed at any time before it is used to vote your shares of our common stock by notice in writing to our Secretary, by our timely receipt of another proxy with a later date or by voting in person at the meeting. Your attendance alone at the Annual Meeting will not be enough to revoke your proxy.

Who pays for soliciting proxies?

We pay all expenses incurred in connection with the solicitation of proxies to vote at the Annual Meeting. We have retained Georgeson LLC, 480 Washington Boulevard, 26th Floor, Jersey City, New Jersey 07310, for an estimated fee of $11,500 plus reimbursement of certain reasonable expenses, to assist in the solicitation of proxies and otherwise in connection with the Annual Meeting. We and our proxy solicitor will also request banks, brokers and other nominees holding shares of our common stock beneficially owned by others to send this proxy statement, the proxy card and our 2018 Annual Report to and obtain voting instructions from, the beneficial owners and will reimburse the organization for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation by our directors, officers and employees. No additional compensation will be paid to directors, officers or employees for the solicitation efforts.

Could other matters be decided at the meeting?

Our Board does not expect to bring any other matter before the Annual Meeting and it is not aware of any other matter that may be considered at the meeting. In addition, pursuant to our Bylaws, the time has elapsed for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the Annual Meeting, the proxy holder will vote any shares of our common stock for which he holds a proxy in his discretion.

62

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be used to vote your shares at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.

Will multiple stockholders residing in the same household each receive a separate notice?

The SEC permits a single proxy statement to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate proxy in the future, or if any such beneficial stockholder that elected to continue to receive separate proxy statement wishes to receive a single proxy in the future, that stockholder should contact their broker or send a request to our Secretary by calling us at (713) 654-2200 or writing us at 1001 Louisiana Street, Suite 2900, Houston, Texas 77002. We will deliver, promptly upon written request to our Secretary, a separate copy of this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.

63

2020 STOCKHOLDER NOMINATIONS AND PROPOSALS

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing c/o Secretary, Superior Energy Services, Inc., 1001 Louisiana Street, Suite 2900, Houston, Texas 77002, by December 28, 2019.

Our Bylaws require that stockholders who wish to make a nomination for the election of a director or to bring any other matter before a meeting of the stockholders must give written notice of their intent to our Secretary not more than 120 days and not less than 90 days in advance of the first anniversary of the preceding year’s Annual Meeting of stockholders. For our 2020 Annual Meeting, a stockholder’s notice must be received by our Secretary between and including February 7, 2020 and March 8, 2020. Notice must comply with the requirements set forth in our Bylaws. A copy of our Bylaws is available upon request c/o Secretary, Superior Energy Services, Inc., 1001 Louisiana Street, Suite 2900, Houston, Texas 77002. We urge our stockholders to send their proposals by certified mail, return receipt requested.

By Order of the Board of Directors,
William B. Masters
Secretary

Houston, Texas

April 26, 2019

64

Superior Energy Services, Inc. 1001 Louisiana Street, Suite 2900 Houston, TX 77002 713-654-2200 www.superiorenergy.com

0                         ⬛

SUPERIOR ENERGY SERVICES, INC.

1001 LOUISIANA STREET

HOUSTON, TEXAS 77002

YOUR PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 6, 2019.

By signing this proxy card, you revoke all prior proxies and appoint Jennifer Phan, with full power of substitution, to represent you and to vote your shares on the matters shown on the reverse side of this proxy card at our Annual Meeting of Stockholders to be held on Thursday, June 6, 2019 at 9:00 a.m. (Central Time), at our headquarters located at 1001 Louisiana Street, Houston, Texas 77002 and any adjournments thereof. To obtain directions to our headquarters, please contact us at (713) 654-2200.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

⬛ 1.1	14475 ⬛

ANNUAL MEETING OF STOCKHOLDERS OF

SUPERIOR ENERGY SERVICES, INC.

June 6, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2019

The accompanying proxy statement and the 2018 annual report are available at https://materials.proxyvote.com/868157

Please mark, sign, date

and return your voting

instruction card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail this voting instruction card in the envelope provided.i

∎	20730300000000000000 9	060619

SUPERIOR’S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSALS 1, 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTING INSTRUCTIONS IN BLUE

OR BLACK INK AS SHOWN HERE  ☒.

				FOR	AGAINST	ABSTAIN
1. Elect the seven director nominees named in the proxy statement. NOMINEES:			2. Approve the compensation of our named executive officers on an advisory basis.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O David D. Dunlap O James M. Funk O Terence E. Hall O Peter D. Kinnear O Janiece M. Longoria O Michael M. McShane O W. Matt Ralls	3. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2019.	FOR ☐	AGAINST ☐	ABSTAIN ☐

IF YOU WISH YOUR SHARES TO BE VOTED ON ALL MATTERS AS SUPERIOR’S BOARD OF DIRECTORS RECOMMENDS, OR IF YOU WISH YOUR SHARES TO BE VOTED AS YOU SPECIFY ON A MATTER OR ALL MATTERS, PLEASE MARK THE APPROPRIATE BOXES ON THIS VOTING INSTRUCTION CARD, SIGN, DATE AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑			THE STOCKHOLDER OF RECORD WILL VOTE YOUR SHARES AS YOU SPECIFIED ON THIS VOTING INSTRUCTION CARD; HOWEVER, IF NO VOTING INSTRUCTIONS ARE INDICATED ON THIS VOTING INSTRUCTION CARD, THE STOCKHOLDER OF RECORD CAN ONLY VOTE YOUR SHARES ON PROPOSAL 3 (RATIFICATION OF AUDITORS) WITHOUT YOUR INSTRUCTIONS.
PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Beneficial Owner	Date:	Signature of Beneficial Owner	Date:

∎	Note:	Please sign exactly as your name or names appear on this voting instruction card. When shares are owned jointly, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	∎

ANNUAL MEETING OF STOCKHOLDERS OF

SUPERIOR ENERGY SERVICES, INC.

June 6, 2019

SUBMITTING YOUR PROXY

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 outside the United States from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Submit your proxy online/phone by 11:59 p.m. Central Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2019

The accompanying proxy statement and the 2018 Annual Report are available without cost at https://materials.proxyvote.com/868157

i Please detach along perforated line and mail this proxy card in the envelope provided IF you are not submitting your proxy instructions via the Internet or telephone.i

∎	20730300000000000000 9	060619

SUPERIOR’S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSALS 1, 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR PROXY INSTRUCTIONS IN BLUE OR BLACK INK AS SHOWN HERE  ☒.

					FOR	AGAINST	ABSTAIN
1. Elect the seven director nominees named in the proxy statement. NOMINEES:				2. Approve the compensation of our named executive officers on an advisory basis.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O David D. Dunlap O James M. Funk O Terence E. Hall O Peter D. Kinnear O Janiece M. Longoria O Michael M. McShane O W. Matt Ralls		3. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2019.	FOR ☐	AGAINST ☐	ABSTAIN ☐

IF YOU WISH YOUR SHARES TO BE VOTED ON ALL MATTERS AS SUPERIOR’S BOARD OF DIRECTORS RECOMMENDS, OR IF YOU WISH YOUR SHARES TO BE VOTED AS YOU SPECIFY ON A MATTER OR ALL MATTERS, PLEASE MARK THE APPROPRIATE BOXES ON THIS PROXY CARD, SIGN, DATE AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑

THIS PROXY WILL VOTE YOUR SHARES AS YOU SPECIFIED ON THIS PROXY CARD; HOWEVER, IF NO PROXY INSTRUCTIONS ARE INDICATED ON THIS PROXY CARD, THE PROXY CAN ONLY VOTE YOUR SHARES ON PROPOSAL 3 (RATIFICATION OF AUDITORS) WITHOUT YOUR INSTRUCTIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

∎	Note:	Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	∎